                                                                     EXHIBIT 2.1

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                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                        CONSOLIDATED STORES CORPORATION,

                    MBC CONSOLIDATED ACQUISITION CORPORATION

                                       AND

                     MAC FRUGAL'S BARGAINS - CLOSE-OUTS INC.

                                   DATED AS OF

                                NOVEMBER 4, 1997








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
                                TABLE OF CONTENTS

                                                                                          PAGE
                                                                                          ----
ARTICLE I  THE MERGER........................................................................1

        Section 1.1  THE MERGER..............................................................1
        Section 1.2  EFFECTIVE TIME..........................................................1
        Section 1.3  TAX-FREE REORGANIZATION.................................................2
        Section 1.4  CLOSING.................................................................2
        Section 1.5  BOARD OF DIRECTORS; OFFICERS............................................2
        Section 1.6  STOCKHOLDERS' MEETINGS..................................................2

ARTICLE II CONVERSION OF SHARES..............................................................3

        Section 2.1  CONVERSION OF SHARES....................................................3
        Section 2.2  ISSUANCE OF PARENT COMMON STOCK.........................................4
        Section 2.3  TREATMENT OF STOCK OPTIONS..............................................6
        Section 2.4  STOCK TRANSFER BOOKS....................................................6
        Section 2.5  ASSISTANCE IN CONSUMMATION OF THE MERGER................................6

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY....................................7

        Section 3.1  ORGANIZATION............................................................7
        Section 3.2  CAPITALIZATION..........................................................7
        Section 3.3  CORPORATE AUTHORIZATION; VALIDITY OF AGREEMENT;
                      COMPANY ACTION.........................................................9
        Section 3.4  CONSENTS AND APPROVALS; NO VIOLATIONS...................................9
        Section 3.5  SEC REPORTS AND FINANCIAL STATEMENTS....................................9
        Section 3.6  ABSENCE OF CERTAIN CHANGES.............................................10
        Section 3.7  NO UNDISCLOSED LIABILITIES.............................................10
        Section 3.8  INFORMATION IN PROXY STATEMENT/PROSPECTUS..............................10
        Section 3.9  LITIGATION.............................................................12
        Section 3.10  NO DEFAULT............................................................12
        Section 3.11  TAXES.................................................................12
        Section 3.12  ASSETS; REAL PROPERTY.................................................14
        Section 3.13  ENVIRONMENTAL MATTERS.................................................14
        Section 3.14  INSURANCE.............................................................14
        Section 3.15  TRANSACTIONS WITH AFFILIATES..........................................15
        Section 3.16  COMPLIANCE WITH LAW...................................................15
        Section 3.17  VOTE REQUIRED.........................................................15
        Section 3.18  FINANCIAL ADVISORS....................................................15
        Section 3.19   SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN...............................15

                                                                                          PAGE
                                                                                          ----
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB.................................16

        Section 4.1  ORGANIZATION...........................................................16
        Section 4.2  CAPITALIZATION.........................................................16
        Section 4.3  CORPORATE AUTHORIZATION; VALIDITY OF AGREEMENT;
                      NECESSARY ACTION......................................................17
        Section 4.4  CONSENTS AND APPROVALS; NO VIOLATIONS..................................17
        Section 4.5  SEC REPORTS AND FINANCIAL STATEMENTS...................................18
        Section 4.6  ABSENCE OF CERTAIN CHANGES.............................................18
        Section 4.7  NO UNDISCLOSED LIABILITIES.............................................19
        Section 4.8  INFORMATION IN PROXY STATEMENT/PROSPECTUS..............................19
        Section 4.9  LITIGATION.............................................................20
        Section 4.10  NO DEFAULT............................................................20
        Section 4.11  TAXES.................................................................20
        Section 4.12  ENVIRONMENTAL MATTERS.................................................21
        Section 4.13  INSURANCE.............................................................21
        Section 4.14  TRANSACTIONS WITH AFFILIATES..........................................22
        Section 4.15  COMPLIANCE WITH LAW...................................................22
        Section 4.16  VOTE REQUIRED.........................................................22
        Section 4.17  FINANCIAL ADVISOR.....................................................22

ARTICLE V COVENANTS.........................................................................22

        Section 5.1  INTERIM OPERATIONS OF THE COMPANY......................................22
        Section 5.2  INTERIM OPERATIONS OF PARENT...........................................26
        Section 5.3  TREATMENT OF CERTAIN INDEBTEDNESS......................................26
        Section 5.4  ACCESS TO INFORMATION..................................................27
        Section 5.5  CONSENTS AND APPROVALS.................................................27
        Section 5.6  EMPLOYEE BENEFITS......................................................28
        Section 5.7  NO SOLICITATION........................................................29
        Section 5.8  ADDITIONAL AGREEMENTS..................................................31
        Section 5.9  PUBLICITY..............................................................31
        Section 5.10  NOTIFICATION OF CERTAIN MATTERS.......................................31
        Section 5.11  DIRECTORS' AND OFFICERS' INSURANCE
                      AND INDEMNIFICATION ..................................................32
        Section 5.12  COMPLIANCE WITH THE SECURITIES ACT....................................32
        Section 5.13  COOPERATION...........................................................33
        Section 5.14.  PROXY STATEMENT/PROSPECTUS...........................................33
        Section 5.15  STOCK EXCHANGE LISTING................................................34
        Section 5.16  CONFIDENTIALITY AGREEMENTS............................................34
        Section 5.17   TAX MATTERS..........................................................34

                                                                                          PAGE
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
ARTICLE VI CONDITIONS.......................................................................34

        Section 6.1  CONDITIONS TO THE OBLIGATIONS OF EACH PARTY............................34
        Section 6.2  CONDITIONS TO OBLIGATION OF THE COMPANY
                      TO EFFECT THE MERGER..................................................35
        Section 6.3  CONDITIONS TO OBLIGATIONS OF PARENT AND SUB
                      TO EFFECT THE MERGER.  ...............................................36

ARTICLE VII TERMINATION.....................................................................37

        Section 7.1  TERMINATION............................................................37
        Section 7.2  EFFECT OF TERMINATION..................................................38
        Section 7.3  TERMINATION FEE........................................................38
        Section 7.4  EXTENSION; WAIVER......................................................39

ARTICLE VIII MISCELLANEOUS..................................................................39

        Section 8.1  FEES AND EXPENSES......................................................39
        Section 8.2  FINDERS' FEES..........................................................40
        Section 8.3  AMENDMENT AND MODIFICATION.............................................40
        Section 8.4  NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES..........................40
        Section 8.5  NOTICES................................................................40
        Section 8.6  INTERPRETATION.........................................................41
        Section 8.7  COUNTERPARTS...........................................................41
        Section 8.8  ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES;
                      RIGHTS OF OWNERSHIP...................................................42
        Section 8.9  SEVERABILITY...........................................................42
        Section 8.10  SPECIFIC PERFORMANCE..................................................42
        Section 8.11  GOVERNING LAW.........................................................42
        Section 8.12  ASSIGNMENT............................................................42
        Section 8.13  JOINT AND SEVERAL LIABILITY...........................................42

EXHIBITS

Form of Waiver.............................................................................A-1
Form of Affiliate Agreement................................................................B-1

                          AGREEMENT AND PLAN OF MERGER


        AGREEMENT AND PLAN OF MERGER (the "Agreement"), dated as of November 4, 1997, by and among Consolidated Stores Corporation, a Delaware corporation ("Parent"), MBC Consolidated Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), and Mac Frugal's Bargains - Close-outs Inc., a Delaware corporation (the "Company").

        WHEREAS, the Boards of Directors of Parent, Sub and the Company have approved, and deem it advisable and in the best interests of their respective stockholders to consummate, the acquisition of the Company by Parent upon the terms and subject to the conditions set forth herein;

        WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a tax-free plan of reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"); and

        WHEREAS, for accounting purposes, it is intended that the Merger shall be accounted for as a "pooling of interests."

        NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

                                    ARTICLE I
                                   THE MERGER

        Section 1.1 THE MERGER. Subject to the terms and conditions of this Agreement and in accordance with the Delaware General Corporation Law ("DGCL") at the Effective Time (as defined in Section 1.2 below), the Company and Sub shall consummate a merger (the "Merger") pursuant to which (i) Sub shall be merged with and into the Company and the separate corporate existence of Sub shall thereupon cease, and (ii) the Company shall be the successor or surviving corporation in the Merger (the "Surviving Corporation") and shall continue to be governed by the laws of the State of Delaware. Pursuant to the Merger, (x) the Certificate of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Certificate of Incorporation, and (y) the By-laws of the Company, as in effect immediately prior to the Effective Time, shall be the By-laws of the Surviving Corporation until thereafter amended as provided by law, the Certificate of Incorporation of the Surviving Corporation and such By-laws. The Merger shall have the effects set forth in Section 259 of the DGCL.

        Section 1.2 EFFECTIVE TIME. Parent, Sub and the Company will cause a Certificate of Merger (the "Certificate of Merger") with respect to the Merger to be executed and filed on the Closing Date (as defined in Section 1.4) (or on such other date as Parent and the Company may agree) with the Secretary of State of the State of Delaware as provided in the DGCL. The Merger shall become effective on the date on which the Certificate of Merger has been duly filed with the

Secretary of State or such time as is agreed upon by the parties and specified in the Certificate of Merger, and such time is hereinafter referred to as the "Effective Time."

        Section 1.3 TAX-FREE REORGANIZATION. The parties intend to adopt this Agreement as a tax-free plan of reorganization and to consummate the Merger in accordance with the provisions of Section 368(a)(1)(A) and 368(a)(2)(E) of the Code. In this regard, Parent represents that it presently intends, and that at the Effective Time it will intend, to continue the Company's historic business or use a significant portion of the Company's business assets in a business.

        Section 1.4 CLOSING. The closing of the Merger (the "Closing") will take place at 10:00 a.m., local time, on a date to be specified by the parties, which shall be no later than the third business day after satisfaction or waiver of all of the conditions set forth in Article VI hereof (the "Closing Date"), at the offices of Parent, unless another time, date or place is agreed to in writing by the parties hereto.

        Section 1.5 BOARD OF DIRECTORS; OFFICERS. The directors and officers of Sub immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation, in each case until their respective successors are duly elected and qualified.

        Section 1.6 STOCKHOLDERS' MEETINGS. (a) In order to consummate the Merger, the Company, acting through its Board of Directors, shall, in accordance with applicable law, duly call, give notice of, convene and hold a special meeting of its stockholders (the "Company Special Meeting"), as soon as practicable after the registration statement on Form S-4 (together with all amendments, schedules, and exhibits thereto) to be filed by Parent in connection with the registration of the Parent Common Stock to be issued by Parent in the Merger (the "Registration Statement") is declared effective, for the purpose of considering and taking action upon this Agreement. The Company shall include in the joint proxy statement/prospectus forming a part of the Registration Statement (the "Proxy Statement/Prospectus") the recommendation of the Board of Directors of the Company that stockholders of the Company vote in favor of the approval of the Merger and the adoption of this Agreement. Parent agrees that it will vote, or cause to be voted, all of the shares of Company Common Stock (as defined in Section 2.1(b)) then owned by it, Sub or any of its other Subsidiaries, if any, in favor of the approval of the Merger and adoption of this Agreement at the Company Special Meeting.

        (b) In order to consummate the Merger, Parent, acting through its Board of Directors, shall, in accordance with applicable law, duly call, give notice of, convene and hold a special meeting of its stockholders (the "Parent Special Meeting" and together with the "Company Special Meeting," the "Special Meetings"), as soon as practicable after the Registration Statement is declared effective, for the purpose of authorizing the issuance of shares of Parent Common Stock (as defined below), authorizing an increase in the number of authorized shares of Parent Preferred Stock (as defined in Section 4.2) and authorizing any other action requiring stockholder approval pursuant to the Merger. Parent shall include in the Proxy Statement/Prospectus the recommendation of the Board of Directors of Parent that stockholders of Parent vote in favor of the issuance of shares of Parent common stock, par value $.01 ("Parent Common Stock"), in the Merger.

        (c) Nothing in this Section 1.6 is intended to impair the fiduciary duties of the Boards of Directors of the Company or Parent or, in the case of the Board of Directors of the Company, to restrict its ability to withdraw its recommendation otherwise contemplated pursuant to Section 1.6(a) of this Agreement (subject to the termination provisions of Article VII) or to exercise its right of termination pursuant to Section 7.1(c) of this Agreement, or in the case of the Board of Directors of Parent, to restrict its ability to withdraw its recommendation otherwise contemplated pursuant to Section 1.6(b) of this Agreement (subject to the termination provisions of Article VII) or to exercise its right of termination pursuant to Section 7.1(d) of this Agreement.

                                   ARTICLE II
                              CONVERSION OF SHARES

        Section 2.1 CONVERSION OF SHARES. (a) Each share of Common Stock, par value $.01 per share, of Sub issued and outstanding immediately prior to the Effective Time, without any other action by Parent, Sub or the Company, shall, at the Effective Time, be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation.

        (b) Each share of Company common stock, par value $.02778 ("Company Common Stock"), issued and outstanding immediately prior to the Effective Time (other than shares to be canceled pursuant to Section 2.1(e) hereof) shall, at the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, be canceled and converted automatically into the right to receive a number of duly authorized, validly issued, fully paid and nonassessable shares of Parent Common Stock equal to the Exchange Rate (as defined below). Additionally, each share of Parent Common Stock issued pursuant to the Merger will be issued with one associated preferred stock purchase right (a "Right").

        (c) For purposes hereof, the "Exchange Rate" shall mean:

               (i) 1.00, if and only if the Average Parent Share Price (as defined below) is less than or equal to $39.00; provided, however, that in the event the Average Parent Share Price is equal to or less than $35.00, then in that event the Company may, in its sole discretion, terminate this Agreement in accordance with the provisions of Article VII hereof, in which case none of the parties hereto shall have any further obligations hereunder except as set forth in Section 7.2; or

               (ii) The quotient of (A) $39.00 divided by (B) the Average Parent Share Price, if and only if the Average Parent Share Price is both (x) greater than $39.00 and (y) less than or equal to $41.49; or

               (iii) .94, if and only if the Average Parent Share Price is both
        (x) greater than $41.49 and (y) less than or equal to $43.62; or

               (iv) (A) .94 less (B) the product of (x) the Average Parent Share Price less $43.62 multiplied by (y) .01, if and only if the Average Parent Share Price is both (I) greater than $43.62 and (II) less than or equal to $49.62; or

               (v) .88, if and only if the Average Parent Share Price is greater than $49.62.

        (d) The "Average Parent Share Price" shall mean the average closing price per share of Parent Common Stock on the New York Stock Exchange (the "NYSE") as reported on the NYSE Composite Tape during the period comprising the twenty NYSE trading days immediately preceding the second NYSE trading day immediately preceding the Effective Time of the Merger (the "Pricing Period"). Promptly following the closing of the Pricing Period, Parent and Company will issue a joint press release announcing the Exchange Rate.

        (e) All shares of Company Common Stock that are owned by the Company as treasury stock and any shares of Company Common Stock owned by Parent, Sub or any other direct or indirect wholly owned Subsidiary of Parent shall, at the Effective Time, be canceled and retired and shall cease to exist and no Parent Common Stock shall be delivered in exchange therefor.

        (f) On and after the Effective Time, holders of certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the "Certificates") shall cease to have any rights as stockholders of the Company, except the right to receive the consideration set forth in this Article II (the "Merger Consideration") for each share of Company Common Stock held by them.

        Section 2.2 ISSUANCE OF PARENT COMMON STOCK. (a) The manner in which each share of Company Common Stock (other than shares to be canceled as set forth in Section 2.1(e)) will be converted into Parent Common Stock shall be as set forth in this Section 2.2.

        (b) No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates representing shares of Company Common Stock, no dividend or distribution with respect to shares shall be payable on or with respect to any fractional share and such fractional share interests shall not entitle the owner thereof to vote or to exercise any other rights of a stockholder of Parent. In lieu of any such fractional shares, each holder of Company Common Stock who otherwise would be entitled to receive a fractional share of Parent Common Stock pursuant to the Merger will be paid an amount in cash equal to such fractional interest multiplied by the Average Parent Share Price. As soon as practicable after the determination of the amount of cash to be paid to former stockholders of the Company in lieu of any fractional interests, Parent shall make available to the Exchange Agent (as defined below), which shall in turn make available in accordance with this Agreement, such amounts to such former stockholders.

        (c) Parent shall designate a bank or trust company to act as agent for the holders of shares of Company Common Stock in connection with the Merger (the "Exchange Agent") to receive the shares of Parent Common Stock to which holders of shares of Company Common Stock shall become entitled pursuant to this Article II.

        (d) As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a Certificate whose shares were converted pursuant to this Article II into the right to receive the Merger Consideration (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and
(ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration for each share of Company Common Stock formerly represented by such Certificate and the Certificate so surrendered shall forthwith be canceled. If payment of the Merger Consideration is to be made to a person other than the person in whose name the surrendered Certificate is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the person requesting such payment shall have paid any transfer and other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Surviving Corporation that such tax either has been paid or is not applicable.

        (e) Immediately following the Effective Time, Parent shall deliver, in trust, to the Exchange Agent, for the benefit of the holders of shares of Company Common Stock, (i) certificates representing an aggregate number of shares of Parent Common Stock as nearly as practicable equal to the product of the Exchange Rate and the number of shares of Company Common Stock to be converted into Parent Common Stock as determined by this Article II. As soon as practicable after the Effective Time, each holder of shares of Company Common Stock converted into Parent Common Stock, upon surrender to the Exchange Agent of one or more Certificates for such shares for cancellation, shall be entitled to receive certificates representing the number of shares of Parent Common Stock into which such shares of Company Common Stock shall have been converted in the Merger. No dividends or distributions that have been declared will be paid to persons entitled to receive certificates for shares of Parent Common Stock until such persons surrender their Certificates for shares of Company Common Stock, at which time all such dividends shall be paid. In no event shall the persons entitled to receive such dividends be entitled to receive interest on such dividends. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to a holder of shares of Company Common Stock for any Parent Common Stock or dividends thereon delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

        (f) At any time following nine months after the Effective Time, the Surviving Corporation shall be entitled to require the Exchange Agent to deliver to it any shares of Parent Common Stock or funds (including any interest received with respect thereto) which had been made available to the Exchange Agent and which have not been disbursed to holders of Certificates, and thereafter such holders shall be entitled to look to the Surviving Corporation and Parent (subject to abandoned property, escheat or other similar laws) only with respect to the Merger Consideration payable or issuable upon due surrender of their Certificates, without any interest thereon.

        Section 2.3 TREATMENT OF STOCK OPTIONS. (a) Effective as of the Effective Time, each option granted by the Company to purchase shares of Company Common Stock that is outstanding and unexercised immediately prior thereto (the "Company Stock Options"), whether vested or unvested as of the Effective Time, shall cease to represent a right to acquire shares of Company Common Stock and shall be converted automatically into a fully vested and exercisable option to purchase shares of Parent Common Stock in an amount, at an exercise price and for an exercise period determined as provided below (and otherwise subject to the terms of the Company plans (the "Option Plans"), and the agreements evidencing grants thereunder). The number of shares of Parent Common Stock subject to, and the option price and terms and conditions of, the new option shall be determined in a manner that preserves both (i) the aggregate gain (or loss) on the Company Stock Option immediately prior to the Effective Time and
(ii) the ratio of the exercise price per share subject to the Company Stock Option to the fair market value (determined immediately prior to the Effective
Time) per share subject to such option, provided that any fractional shares of Parent Common Stock resulting from such determination shall be rounded down to the nearest share. Effective as of the Effective Time, the Surviving Corporation shall assume each Company Stock Option agreement, each as amended, as provided herein. The adjustment provided herein with respect to any Company Stock Options that are "incentive stock options" (as defined in section 422 of the Code) shall be and is intended to be effected in a manner that is consistent with section 424(a) of the Code. The duration and other terms of the new options shall be the same as the Company Stock Options that they replace, except that all references to the Company shall be deemed to be references to Parent; provided, however, that all such new options shall not expire until at least sixty (60) days after the end of the first fiscal quarter of Parent ending at least thirty (30) days after the Effective Time. New option award agreements will be provided to each holder of new options within 30 days after the Effective Time.

        (b) Effective as of the Effective Time, the Option Plans shall terminate and the provisions in any other plan, program, agreement or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of the Company or any of its Subsidiaries shall be deleted. Furthermore, the Company shall take all actions necessary to ensure that following the Effective Time, no holder of Company Stock Options or any participant in the Option Plans or any other plans, programs, agreements or arrangements shall have any right thereunder to acquire any equity securities of the Company, the Surviving Corporation or any subsidiary of either of the foregoing.

        Section 2.4 STOCK TRANSFER BOOKS. At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of shares of Company Common Stock on the records of the Company. If, after the Effective Time, Certificates representing shares of Company Common Stock are presented to the Surviving Corporation, they shall be canceled and exchanged for certificates representing Parent Common Stock pursuant to this Article II.

        Section 2.5 ASSISTANCE IN CONSUMMATION OF THE MERGER. Each of Parent, Sub and the Company shall provide all reasonable assistance to, and shall cooperate with, each other to bring about the consummation of the Merger as soon as practicable in accordance with the terms and conditions of this Agreement. Parent shall cause Sub to perform all of its obligations in connection with this Agreement.

                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        The Company represents and warrants to Parent and Sub as follows:

        Section 3.1 ORGANIZATION. Each of the Company and its Subsidiaries is a corporation, partnership or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, and has all requisite corporate or other power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority and governmental approvals would not have a material adverse effect on the Company and its Subsidiaries taken as a whole. Each of the Company and its Subsidiaries is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not, individually or in the aggregate, have a material adverse effect on the Company and its Subsidiaries taken as a whole. All such jurisdictions are listed in Section 3.1 of the Disclosure Schedule delivered by the Company to Parent on or prior to the date hereof (the "Company Disclosure Schedule"). As used in this Agreement, the word "Subsidiary" means, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which (i) such party or any other Subsidiary of such party is a general partner (excluding such partnerships where such party or any Subsidiary of such party do not have a majority of the voting interest in such partnership) or (ii) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries. As used in this Agreement, any reference to any event, change or effect having a material adverse effect on or with respect to any entity (or group of entities taken as a whole) means such event, change or effect, individually or in the aggregate with such other events, changes, or effects, which is materially adverse to the financial condition, business or results of operations of such entity. If "material adverse effect" is used with respect to more than one entity, it shall mean such events, changes or effects with respect to all such entities taken as a whole. Section 3.1 of the Company Disclosure Schedule sets forth a complete list of the Company's Subsidiaries. Complete and correct copies as of the date hereof of the Certificate of Incorporation and By-laws of the Company and each of its Subsidiaries have been provided to Parent.

        Section 3.2 CAPITALIZATION. (a) The authorized capital stock of the Company consists of 100,000,000 shares of Company Common Stock, par value $.02778 per share and 500,000 shares of preferred stock, par value $1.00 per share ("Company Preferred Stock"), of which 410,000 shares have been designated as Series A Junior Participating Preferred Stock. As of October 31, 1997, (i)

25,116,973 shares of Company Common Stock are issued and outstanding, 661,600 shares of Company Common Stock are held in the Company's treasury, 295,731 shares of Company Common Stock are reserved for issuance under the Company's 1990 Employee Stock Incentive Plan, 150,004 shares of Company Common Stock are reserved for issuance pursuant to options previously granted pursuant to the 1992 Non-Employee Directors Stock Option Plan, 25,000 shares of Company Common Stock are reserved for issuance pursuant to a Stock Option Agreement between the Company and Peter Willmott and an aggregate of 200,000 shares of Company Common Stock are reserved for issuance pursuant to individual Stock Option Agreements between the Company and each of its current non-employee directors, (ii) no shares of Preferred Stock are issued and outstanding, and (iii) no shares of Preferred Stock are issued and held in the treasury of the Company. All the outstanding shares of the Company's capital stock are, and all shares which may be issued pursuant to the Option Plans will be, when issued in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and non-assessable. Except as disclosed in Section 3.2(a) of the Company Disclosure Schedule, there are no bonds, debentures, notes or other indebtedness having voting rights (or convertible into securities having such rights) ("Voting Debt") of the Company or any of its Subsidiaries issued and outstanding. Except as disclosed in Section 3.2(a) of the Company Disclosure Schedule as of the date hereof (and as of October 28, 1997 with respect to stock options), (i) there are no shares of capital stock of the Company authorized, issued or outstanding and
(ii) there are no existing options, warrants, calls, pre-emptive rights, subscriptions or other rights, convertible securities, agreements, arrangements or commitments of any character, relating to the issued or unissued capital stock of the Company or any of its Subsidiaries, obligating the Company or any of its Subsidiaries to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or Voting Debt of, or other equity interest in, the Company or any of its Subsidiaries or securities convertible into or exchangeable for such shares or equity interests or obligations of the Company or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, subscription or other right, convertible security, agreement, arrangement or commitment. Except as disclosed in Section 3.2(a) of the Company Disclosure Schedule, there are no outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Shares of the capital stock of the Company or any subsidiary or affiliate of the Company or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any Subsidiary or any other entity. Except as permitted by this Agreement, following the Merger, neither the Company nor any of its Subsidiaries will have any obligation to issue, transfer or sell any shares of its capital stock pursuant to any employee benefit plan or otherwise.

        (b) Except as disclosed in Section 3.2(b) of the Company Disclosure Schedule, all of the outstanding shares of capital stock of each of the Subsidiaries are beneficially owned by the Company, directly or indirectly, and all such shares have been validly issued and are fully paid and nonassessable and are owned by either the Company or one of its Subsidiaries free and clear of all liens, charges, security interests, options, claims or encumbrances of any nature whatsoever.

        (c) There are no voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting of the capital stock of the Company or any of the Subsidiaries. None of the Company or its Subsidiaries is required to redeem, repurchase or otherwise acquire shares of capital stock of the Company, or any of its Subsidiaries, respectively, as a result of the transactions contemplated by this Agreement. There are no stockholder agreements, registration rights agreements or other similar agreements to which the Company or any of its subsidiaries is a party.

        Section 3.3 CORPORATE AUTHORIZATION; VALIDITY OF AGREEMENT; COMPANY ACTION. (a) The Company has full corporate power and authority to execute and deliver this Agreement, and, subject to obtaining any necessary approval of its stockholders as contemplated by Section 1.6(a) hereof with respect to the Merger, to consummate the transactions contemplated hereby. The execution, delivery and performance by the Company of this Agreement, and the consummation by it of the transactions contemplated hereby, have been duly and validly authorized by its Board of Directors and, except for obtaining the approval of its stockholders as contemplated by Section 1.6(a) hereof with respect to the Merger, no other corporate action or proceedings on the part of the Company is necessary to authorize the execution and delivery by the Company of this Agreement and the consummation by it of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and, assuming this Agreement constitutes a valid and binding obligation of Parent and Sub, constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

        (b) The Board of Directors of the Company has duly and validly approved and taken all corporate action required to be taken by the Board of Directors for the consummation of the transactions contemplated by this Agreement, including, but not limited to, all actions necessary to render the provisions of
Section 203 of the DGCL inapplicable to such transactions.

        Section 3.4 CONSENTS AND APPROVALS; NO VIOLATIONS. Except as disclosed in Section 3.4 of the Company Disclosure Schedule, and except for all filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Exchange Act, the DGCL, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and for the approval of this Agreement by the Company's stockholders and the filing and recordation of the Certificate of Merger as required by the DGCL, neither the execution, delivery or performance of this Agreement, nor the consummation by the Company of the transactions contemplated hereby or thereby nor compliance by the Company with any of the provisions hereof or thereof will
(i) conflict with or result in any breach of any provision of the Certificate of Incorporation or By-laws or similar organizational documents of the Company or of any of its Subsidiaries, (ii) require any filing with, or permit, authorization, consent or approval of, any court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory authority or agency (a "Governmental Entity"), except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings would not have a material adverse effect on the Company and its Subsidiaries and would not, or would not be reasonably likely to, materially impair the ability of the Company to consummate the Merger or the other transactions contemplated hereby or thereby, (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any material credit agreement, credit facility, note, bond, mortgage, indenture, guarantee, other evidence of indebtedness (collectively, the "Debt Instruments"), lease, license, contract, agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound (a "Company Agreement") or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company, any of its Subsidiaries or any of their properties or assets, except in the case of clause (iii) or (iv) for such violations, breaches or defaults which would not, individually or in the aggregate, have a material adverse effect on the Company and its Subsidiaries, and which would not, or would not be reasonably likely to, materially impair the ability of the Company to consummate the Merger or the other transactions contemplated hereby. Except as disclosed in
Section 3.4 of the Company Disclosure Schedule, neither the Company nor any Subsidiary is a party to any agreement that expressly limits the ability of the Company or any Subsidiary or affiliate to compete in or conduct any line of business currently being conducted by the Company or compete with any person or in any geographic area or during any period of time.

        Section 3.5 SEC REPORTS AND FINANCIAL STATEMENTS. The Company has filed with the United States Securities and Exchange Commission (the "SEC"), and has heretofore made available to Parent true and complete copies of, all forms, reports, schedules, statements and other documents required to be filed by it and its Subsidiaries since December 31, 1994 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") or the Securities Act of 1933, as amended (the "Securities Act") (as such documents have been amended since the time of their filing, collectively, the "Company SEC Documents"). As of their respective dates or, if amended, as of the date of the last such amendment, the Company SEC Documents, including, without limitation, any financial statements or schedules included therein (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (b) complied as to form in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and the applicable rules and regulations of the SEC thereunder. Each of the consolidated financial statements included in the Company SEC Documents have been prepared from, and are in accordance with, the books and records of the Company and/or its consolidated Subsidiaries, comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position and the consolidated results of operations and cash flows (and changes in financial position, if any) of the Company and its consolidated Subsidiaries as at the dates thereof or for the periods presented therein.

        Section 3.6 ABSENCE OF CERTAIN CHANGES. Except to the extent disclosed in the Company SEC Documents filed prior to the date of this Agreement or as otherwise disclosed to Parent in the Company Disclosure Schedules (including
Section 3.6 thereof), since February 2, 1997, (a) the Company and its Subsidiaries have conducted their respective businesses and operations in the ordinary course of business consistent with past practice, and (b) there has not occurred (i) any events, changes, or effects (including the incurrence of any liabilities of any nature, whether or not accrued, contingent or otherwise) having or, which would be reasonably likely to have, individually or in the aggregate, a material adverse effect on the Company and its Subsidiaries; (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the equity interests of the Company or of any of its Subsidiaries, other than dividends paid by wholly owned Subsidiaries; or (iii) any material change by the Company or any of its Subsidiaries in accounting principles or methods, except insofar as may be required by a change in GAAP. Except as set forth on Schedule 3.6 of the Company Disclosure Schedule, since February 2, 1997, neither the Company nor any of its Subsidiaries has taken any of the actions prohibited by Section 5.1 hereof, except in the ordinary course of business consistent with past practice.

        Section 3.7 NO UNDISCLOSED LIABILITIES. Except (a) to the extent disclosed in the Company SEC Documents filed prior to the date of this Agreement, (b) for liabilities and obligations incurred in the ordinary course of business consistent with past practice and (c) for matters disclosed in the Company Disclosure Schedules (including Section 3.7 thereof), since February 2, 1997, neither the Company nor any of its Subsidiaries have incurred any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise (including without limitation those relating, directly or indirectly, to the Company's distribution facility), that have, or would be reasonably likely to have, a material adverse effect on the Company and its Subsidiaries or would be required to be reflected or reserved against on a consolidated balance sheet of the Company and its Subsidiaries (including the notes thereto) prepared in accordance with GAAP as applied in preparing the February 2, 1997 consolidated balance sheet of the Company and its Subsidiaries. Section 3.4 of the Company Disclosure Schedule sets forth each instrument evidencing indebtedness of the Company and its Subsidiaries which will accelerate or become due or payable, or result in a right of redemption or repurchase on the part of the holder of such indebtedness, or with respect to which any other payment or amount will become due or payable, in any such case with or without due notice or lapse of time, as a result of this Agreement, the Merger or the other transactions contemplated hereby.

        Section 3.8 INFORMATION IN PROXY STATEMENT/PROSPECTUS. The Proxy Statement/Prospectus (or any amendment thereof or supplement thereto), at the date mailed to the Company's stockholders, on the date filed with the SEC and at the time of the Special Meetings, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, provided, however, that no representation is made by the Company with respect to statements made therein based on information supplied by Parent or Sub for inclusion in the Proxy Statement/Prospectus. None of the information supplied by the Company for inclusion or incorporation by reference in the Registration Statement will, at the date it becomes effective and at the time of the Special Meetings contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Subject to the proviso set forth in the second preceding sentence, the Proxy Statement/Prospectus will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

        Section 3.9 LITIGATION. Except to the extent disclosed in the Company SEC Documents filed prior to the date of this Agreement or in Section 3.9 of the Company Disclosure Schedule, there is no suit, claim, action, proceeding or, to the best knowledge of the Company, investigation pending or threatened against or affecting, the Company or any of its Subsidiaries which, individually or in the aggregate, is reasonably likely to have a material adverse effect on the Company and its Subsidiaries, or would, or would be reasonably likely to, materially impair the ability of the Company to consummate the Merger or the other transactions contemplated hereby.

        Section 3.10 NO DEFAULT. The business of the Company and each of its Subsidiaries is not being conducted in default or violation of any term, condition or provision of its respective Certificate of Incorporation or By-laws or similar organizational documents. To the best knowledge of the Company, no investigation or review by any Governmental Entity with respect to the Company or any of its Subsidiaries is pending or threatened, nor has any Governmental Entity indicated an intention to conduct the same, except such investigations or reviews that, individually or in the aggregate, would not have a material adverse effect on the Company and its Subsidiaries or would not, or would not be reasonably likely to, materially impair the ability of the Company to consummate the Merger or the other transactions contemplated hereby.

        Section 3.11 TAXES. (a) Except as set forth in Section 3.11(a) of the Company Disclosure Schedule, the Company and each of its Subsidiaries, and any consolidated, combined, unitary or aggregate group for Tax purposes of which the Company or any of its Subsidiaries is or has been a member has timely filed all Tax Returns required to be filed by it (other than those that are not, individually or in the aggregate, material), has paid all Taxes shown thereon to be due and has provided adequate accruals in all material respects in accordance with GAAP in its financial statements for any Taxes that have not been paid, whether or not shown as being due on any Tax Returns. In addition, (i) no material claim for unpaid Taxes has become a lien against the property of the Company or any of its Subsidiaries or is being asserted against the Company or any of its Subsidiaries, (ii) no audit of any Tax Return of the Company or any of its Subsidiaries is being conducted by a taxing authority that has had or could reasonably be expected to have, a material adverse effect on the Company and its Subsidiaries taken as a whole, (iii) no extension of the statute of limitations on the assessment of any Taxes has been granted by the Company or any of its Subsidiaries and is currently in effect that has had or could reasonably be expected to have, a material adverse effect on the Company and its Subsidiaries taken as a whole.

        (b) As of the date of this Agreement, except as set forth in Section 3.11(b) of the Company Disclosure Schedule:

               (i) there are no material liens for Taxes upon any property or assets of the Company or any Subsidiary thereof, except for liens for Taxes not yet due and payable and liens for Taxes that are being contested in good faith by appropriate proceedings;

               (ii) neither the Company nor any of its Subsidiaries has agreed to or is required to make any adjustment under Section 481(a) of the Code;

               (iii) the federal income Tax Returns of the Company and its Subsidiaries have been examined by the Service (or the applicable statutes of limitation for the assessment of federal income Taxes for such periods have expired) for all periods as set forth in Section 3.11(b) of the Company Disclosure Schedule;

               (iv) neither the Company nor any of its Subsidiaries is a party to any material agreement providing for the allocation or sharing of Taxes; and

               (v) neither the Company nor any of its Subsidiaries has, with regard to any assets or property held or acquired by any of them, filed a consent to the application of Section 341(f) of the Code, or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by the Company or any of its Subsidiaries.

        (c) "Taxes" shall mean any and all taxes, charges, fees, levies or other assessments, including, without limitation, income, gross receipts or gross income, excise, premium, custom, duty, real or personal property, ad valorem, value added, sales, withholding, social security, retirement, employment, unemployment, occupation, use, service, service use, profits, license, net worth, payroll, capital stock, franchise, stamp, transfer and recording taxes, alternative or add-on minimum taxes fees and charges, imposed by the Service or any taxing authority (whether domestic or foreign including, without limitation, any state, county, local or foreign government or any subdivision or taxing agency thereof (including a United States possession)), whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include liability for payment of any amounts as a result of being a party to any tax sharing agreement or as a result of any express or implied obligation to indemnify any other person with respect to the payment of any amounts of the type described in this section (c), any interest whether paid or received, fines, penalties (including penalties for failures in connection with information returns including, partnership information returns and escheat returns) or additional amounts attributable to, or imposed upon, or with respect to, any such taxes, charges, fees, levies or other assessments. "Tax Return" shall mean any report, return, document, declaration or other information or filing required to be supplied to any taxing authority or jurisdiction (foreign or domestic) with respect to Taxes, including, without limitation, information returns, any documents with respect to or accompanying payments of estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information.

        Section 3.12 ASSETS; REAL PROPERTY. The assets, properties, rights and contracts, including, without limitation (as applicable), title or leaseholds thereto, of the Company and its Subsidiaries, taken as a whole, are sufficient to permit the Company and its Subsidiaries to conduct their business as currently being conducted. All real property owned by the Company and its Subsidiaries (the "Real Property") is owned free and clear of all liens, charges, security interests, options, claims, mortgages, pledges, easements, rights-of-way or other encumbrances and restrictions of any nature whatsoever, except those which do not materially impair the ability of the Company, taken as a whole, to conduct its business as now being conducted.

        Section 3.13 ENVIRONMENTAL MATTERS. Except as disclosed in Section 3.13 of the Company Disclosure Schedule, as of the date of this Agreement, the Company is in compliance in all material respects with all applicable Environmental Laws and there are no Environmental Liabilities and Costs of the Company and its Subsidiaries that would have or are reasonably likely to have a material adverse effect on the Company and its Subsidiaries which have not been fully reserved against in the Company's consolidated financial statements.

        For purposes of this Section 3.13, the following definitions shall apply:

        "Environmental Laws" means all applicable foreign, federal, state and local laws, common law, regulations, rules and ordinances relating to pollution or protection of the environment.

        "Environmental Liabilities and Costs" means all liabilities, obligations, responsibilities, obligations to conduct cleanup, losses, damages, deficiencies, punitive damages, consequential damages, treble damages, costs and expenses (including, without limitation, all reasonable fees, disbursements and expenses of counsel, expert and consulting fees and costs of investigations and feasibility studies and responding to government requests for information or documents), fines, penalties, restitution and monetary sanctions, interest, direct or indirect, known or unknown, absolute or contingent, past, present or future, resulting from any claim or demand, by any person or entity, whether based in contract, tort, implied or express warranty, strict liability, joint and several liability, criminal or civil statute, under any Environmental Law, or arising from environmental conditions, as a result of past or present ownership, leasing or operation of any properties, owned, leased or operated by the Company or any of its Subsidiaries.

        Section 3.14 INSURANCE. As of the date hereof, the Company and each of its Subsidiaries are insured by insurers against such losses and risks and in such amounts as are customary in the businesses in which they are engaged. All policies of insurance and fidelity or surety bonds are in full force and effect. Descriptions of these plans and related liability coverage have been previously provided to Parent. Section 3.14 of the Company Disclosure Schedule contains a listing of all open workers compensation and general liability claims as of a recent date. These claims, individually or in the aggregate, would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole. To the best knowledge of the Company, all necessary notifications of claims have been made to insurance carriers.

        Section 3.15 TRANSACTIONS WITH AFFILIATES. Except to the extent disclosed in the Company SEC Documents filed prior to the date of this Agreement or in Section 3.15 of the Company Disclosure Schedule, from December 31, 1994 through the date of this Agreement there have been no transactions, agreements, arrangements or understandings between the Company or its Subsidiaries, on the one hand, and the Company's affiliates (other than wholly-owned Subsidiaries of the Company) or other persons, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act.

        Section 3.16 COMPLIANCE WITH LAW. The Company and its Subsidiaries have complied in all material respects with all laws, statutes, regulations, rules, ordinances, and judgments, decrees, orders, writs and injunctions, of any court or governmental entity relating to any of the property owned, leased or used by them and applicable to them, or applicable to their business, including, but not limited to, equal employment opportunity, discrimination, occupational safety and health, interstate commerce, antitrust laws, ERISA and laws relating to Taxes (as defined in Section 3.11). The Company, with respect to each store location, has all permits and licenses necessary to carry on the business being conducted at each store location, except for such permits and licenses the failure of which to obtain would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

        Section 3.17 VOTE REQUIRED. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote are the only votes of the holders of any class or series of the Company's capital stock necessary to approve the Merger.

        Section 3.18 FINANCIAL ADVISORS. (a) Except for Batchelder & Partners, Inc. ("Batchelder & Partners") and Montgomery Securities, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company, and the fees and commissions payable to Batchelder & Partners and Montgomery Securities as contemplated by this Section will be payable by the Company.

        (b) The Company has received an opinion from Montgomery Securities, dated as of a date which is on or prior to the date of this Agreement to the effect that, as of such date, the Exchange Rate is fair from a financial point of view to the stockholders of the Company.

        Section 3.19 SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN. The Company and its Subsidiaries have no financial liabilities of any kind or nature in excess of $500,000 related to the Supplemental Executive Retirement Plan dated January 1, 1995.

                                   ARTICLE IV
                REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

        Parent and Sub represent and warrant to the Company as follows:

        Section 4.1 ORGANIZATION. Each of Parent and Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate or other power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority and governmental approvals would not have a material adverse effect on Parent and its Subsidiaries taken as a whole. Parent and each of its Subsidiaries is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not have a material adverse effect on Parent and its Subsidiaries taken as a whole.

        Section 4.2 CAPITALIZATION. (a) The authorized capital stock of Parent consists of 290,000,000 shares of Parent Common Stock (b) 8,000,000 shares of non-voting common stock, par value $.01 per share (the "Parent Non-Voting Common Stock") and (c) 2,000,000 shares of preferred stock, par value $.01 per share (the "Parent Preferred Stock"), of which 600,000 shares have been designated as Series A Junior Participating Preferred Stock. As of October 31, 1997, (i) 84,359,968 shares of Parent Common Stock are issued and outstanding, (ii) no shares of Parent Non-Voting Common Stock are issued and outstanding; (iii) no shares of Parent Preferred Stock are issued and outstanding, (iv) no shares of Parent Common Stock are issued and held in the treasury of Parent, and (v) 5,394,321 shares of Parent Common Stock are reserved for issuance under Parent's 1996 Performance Incentive Plan (of which, 3,406,445 are reserved for issuance pursuant to options already granted), 5,804,411 are reserved for issuance under Parent's Executive Stock Option and Stock Appreciation Rights Plan and 712,495 shares of Parent Common Stock are reserved for issuance under the Director Stock Option Plan (of which 285,016 are reserved for issuance pursuant to options already granted). All of the outstanding shares of Parent's capital stock are, and all shares which may be issued pursuant to the exercise of outstanding options or pursuant to the Parent Plan will be, when issued in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and non-assessable. Except as set forth in Section 4.2 of the Disclosure Schedule delivered by Parent to the Company on or prior to the date hereof (the "Parent Disclosure Schedule"), there are no bonds, debentures, notes or other indebtedness having voting rights (or convertible into securities having such rights) ("Parent Voting Debt") of Parent or any of its Subsidiaries issued and outstanding. Except as set forth above, and except as set forth in Section 4.2 of the Parent Disclosure Schedule and except for transactions contemplated by this Agreement, as of the date hereof, (i) there are no shares of capital stock of Parent authorized, issued or outstanding and (ii) there are no existing options, warrants, calls, pre-emptive rights, subscriptions or other rights, convertible securities, agreements, arrangements or commitments of any character, relating to the issued or unissued capital stock of Parent or any of its Subsidiaries, obligating Parent or any of its Subsidiaries to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or Parent Voting

Debt of, or other equity interest in, Parent or any of its Subsidiaries or securities convertible into or exchangeable for such shares or equity interests or obligations of Parent or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, subscription or other right, convertible security, agreement, arrangement or commitment. There are no outstanding contractual obligations of Parent or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of Parent Common Stock or the capital stock of Parent or any subsidiary or affiliate of Parent or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any Subsidiary or any other entity.

        (b) There are no voting trusts or other agreements or understandings to which Parent or any of its Subsidiaries is a party with respect to the voting of the capital stock of Parent or its Subsidiaries. None of Parent or its Subsidiaries is required to redeem, repurchase or otherwise acquire shares of capital stock of Parent, or any of its Subsidiaries, respectively, as a result of the transactions contemplated by this Agreement.

        Section 4.3 CORPORATE AUTHORIZATION; VALIDITY OF AGREEMENT; NECESSARY ACTION. Each of Parent and Sub has full corporate power and authority to execute and deliver this Agreement, and, subject to obtaining any necessary approval of Parent's stockholders as contemplated by Section 1.6(b) hereof with respect to the Merger, to consummate the transactions contemplated hereby. The execution, delivery and performance by Parent and Sub of this Agreement and the consummation by Parent and Sub of the transactions contemplated hereby have been duly and validly authorized by their respective Boards of Directors and by Sub's sole stockholder and, except in the case of obtaining any necessary approval of Parent's stockholders as contemplated by Section 1.6(b) hereof, no other corporate action or proceedings on the part of Parent and Sub are necessary to authorize the execution and delivery by Parent and Sub of this Agreement and the consummation by Parent and Sub of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Parent and Sub, and, assuming this Agreement constitutes valid and binding obligations of the Company, constitutes valid and binding obligations of each of Parent and Sub, enforceable against them in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. The shares of Parent Common Stock issued pursuant to the Merger will be duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights.

        Section 4.4 CONSENTS AND APPROVALS; NO VIOLATIONS. Except as disclosed in Schedule 4.4 of Parent's Disclosure Schedule, and except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Exchange Act, the Securities Act, the DGCL, the HSR Act, state blue sky laws and any applicable state takeover laws and the approval by Parent's stockholders of the issuance of Parent Common Stock in the Merger, neither the execution, delivery or performance of this Agreement by Parent and Sub nor the consummation by Parent and Sub of the transactions contemplated hereby nor compliance by Parent and Sub with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the amended and restated certificate of incorporation or by-laws of Parent and Sub, (ii) require any filing with, or permit, authorization, consent or approval of, any Governmental Entity (except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings would not have a material adverse effect on Parent and its Subsidiaries or would not, or would not be reasonably likely to, materially impair the ability of Parent and Sub to consummate, the Merger or the other transactions contemplated hereby), (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, guarantee, other evidence of indebtedness, lease, license, contract, agreement or other instrument or obligation to which Parent or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Parent, any of its Subsidiaries or any of their properties or assets, except in the case of clauses (iii) and (iv) for violations, breaches or defaults which would not have a material adverse effect on Parent and its Subsidiaries or would not, or would not be reasonably likely to, materially impair the ability of Parent or Sub to consummate, the Merger or the other transactions contemplated hereby. Except as disclosed in Section 4.4 of the Parent Disclosure Schedule, neither Parent nor Sub is a party to any agreement that expressly limits the ability of Parent or Sub to compete in or conduct any line of business or compete with any person or in any geographic area or during any period of time.

        Section 4.5 SEC REPORTS AND FINANCIAL STATEMENTS. Parent has filed with the SEC, and has heretofore made available to the Company, true and complete copies of, all forms, reports, schedules, statements and other documents required to be filed by it and its Subsidiaries since December 31, 1994 under the Exchange Act or the Securities Act (as such documents have been amended since the time of their filing, collectively, the "Parent SEC Documents"). As of their respective dates or, if amended, as of the date of the last such amendment, the Parent SEC Documents, including, without limitation, any financial statements or schedules included therein (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (b) complied as to form in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and the applicable rules and regulations of the SEC thereunder. Each of the consolidated financial statements included in the Parent SEC Documents have been prepared from, and are in accordance with, the books and records of Parent and/or its consolidated Subsidiaries, comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position and the consolidated results of operations and cash flows (and changes in financial position, if any) of Parent and its consolidated Subsidiaries as at the dates thereof or for the periods presented therein.

        Section 4.6 ABSENCE OF CERTAIN CHANGES. Except to the extent disclosed in the Parent SEC Documents filed prior to the date of this Agreement, since February 1, 1997, (a) Parent and its Subsidiaries have conducted their respective businesses in the ordinary course of business consistent with past practice, and (b) there has not occurred
(i) any events, changes, or effects (including the incurrence of any liabilities of any nature, whether or not accrued, contingent or otherwise) having or, which would be reasonably likely to have, individually or in the aggregate, a material adverse effect on Parent and its Subsidiaries; (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the equity interests of Parent or of any of its Subsidiaries other than regular quarterly cash dividends or dividends paid by wholly owned Subsidiaries; or (iii) any change by Parent or any of its Subsidiaries in accounting principles or methods, except insofar as may be required by a change in GAAP. Since February 1, 1997, Parent has not taken any of the actions prohibited by Section 5.2 hereof.

        Section 4.7 NO UNDISCLOSED LIABILITIES. Except (a) to the extent disclosed in the Parent SEC Documents filed prior to the date of this Agreement,
(b) for liabilities and obligations incurred in the ordinary course of business consistent with past practice and (c) for matters listed on Section 4.7 of the Parent Disclosure Schedule, since February 1, 1997, neither Parent nor any of its Subsidiaries have incurred any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that have, or would be reasonably likely to have, a material adverse effect on Parent and its Subsidiaries or would be required to be reflected or reserved against on a consolidated balance sheet of Parent and its Subsidiaries (including the notes thereto) prepared in accordance with GAAP as applied in preparing the February 1, 1997 consolidated balance sheet of Parent and its Subsidiaries. Section 4.7 of the Parent Disclosure Schedule sets forth each instrument evidencing indebtedness of Parent which will accelerate or become due or payable, or result in a right of redemption or repurchase on the part of the holder of such indebtedness, or with respect to which any other payment or amount will become due or payable, in any such case with or without due notice or lapse of time, as a result of this Agreement, the Merger or the other transactions contemplated hereby.

        Section 4.8 INFORMATION IN PROXY STATEMENT/PROSPECTUS. The Registration Statement (or any amendment thereof or supplement thereto), at the date it is filed with the SEC and as of the date it becomes effective and the Proxy Statement/Prospectus (or any amendment thereof or supplement thereto) at the date mailed to Parent's stockholders and at the time of the Special Meetings, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, provided, however, that no representation is made by Parent or Sub with respect to statements made therein based on information supplied by the Company for inclusion in the Registration Statement. None of the information supplied by Parent or Sub for inclusion or incorporation by reference in the Proxy Statement/Prospectus will, at the date mailed to stockholders and at the time of the Special Meetings, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Subject to the proviso set forth in the second preceding sentence, the Registration Statement will comply in all material respects with the provisions of the Securities Act and Exchange Act, respectively, and the rules and regulations thereunder.

        Section 4.9 LITIGATION. Except to the extent disclosed in the Parent SEC Documents filed prior to the date of this Agreement, as of the date of this Agreement, there is no suit, claim, action, proceeding or investigation pending or, to the best knowledge of Parent, threatened against or affecting, Parent or any of its Subsidiaries, which, individually or in the aggregate, is reasonably likely to have a material adverse effect on Parent and its Subsidiaries or would, or would be reasonably likely to, materially impair the ability of Parent or Sub to consummate the Merger or the other transactions contemplated hereby.

        Section 4.10 NO DEFAULT. The business of Parent and each of its Subsidiaries is not being conducted in default or violation of any term, condition or provision of its respective Certificate of Incorporation or By-laws or similar organizational documents. To the best knowledge of Parent of Sub and except as set forth in Section 4.10 of the Parent Disclosure Schedule, no investigation or review by any Governmental Entity with respect to Parent or any of its Subsidiaries is pending or threatened, nor has any Governmental Entity indicated an intention to conduct the same, except such investigations or reviews that, individually or in the aggregate, would not have a material adverse effect on Parent and its Subsidiaries or would not, or would not be reasonably likely to, materially impair the ability of Parent or Sub to consummate the Merger or other transactions contemplated hereby.

        Section 4.11 TAXES. (a) Except as set forth in Section 4.11 of the Parent Disclosure Schedule, Parent and each of its Subsidiaries, and any consolidated, combined, unitary or aggregate group for Tax purposes of which the Company or any of its Subsidiaries is or has been a member has timely filed all Tax Returns required to be filed by it (other than those that are not, individually or in the aggregate, material), has paid all Taxes shown thereon to be due and has provided adequate accruals in all material respects in accordance with GAAP in its financial statements for any Taxes that have not been paid, whether or not shown as being due on any Tax Returns. In addition, (i) no material claim for unpaid Taxes has become a lien against the property of Parent or any of its Subsidiaries or is being asserted against Parent or any of its Subsidiaries, (ii) no audit of any Tax Return of Parent or any of its Subsidiaries is being conducted by a taxing authority that has had or could not reasonably be expected to have, a material adverse effect on the Company and its Subsidiaries taken as a whole, (iii) no extension of the statute of limitations on the assessment of any Taxes has been granted by Parent or any of its Subsidiaries and is currently in effect that has had or could reasonably be expected to have, a material adverse effect on Parent and its Subsidiaries taken as a whole.

        (b) As of the date of this Agreement, except as set forth in Section
4.11 of the Parent Disclosure Schedule:

               (i) there are no material liens for Taxes upon any property or assets of Parent or any Subsidiary thereof, except for liens for Taxes not yet due and payable and liens for Taxes that are being contested in good faith by appropriate proceedings;

               (ii) neither Parent nor any of its Subsidiaries has agreed to or is required to make any adjustment under Section 481(a) of the Code;

               (iii) the federal income Tax Returns of Parent and its Subsidiaries have been examined by the Service (or the applicable statutes of limitation for the assessment of federal income Taxes for such periods have expired) for all periods through and including January 29, 1994;

               (iv) neither Parent nor any of its Subsidiaries is a party to any material agreement providing for the allocation or sharing of Taxes; and

               (v) neither Parent nor any of its Subsidiaries has, with regard to any assets or property held or acquired by any of them, filed a consent to the application of Section 341(f) of the Code, or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by Parent or any of its Subsidiaries.

        Section 4.12 ENVIRONMENTAL MATTERS. Except as disclosed in Section 4.12 of the Parent Disclosure Schedule, as of the date of this Agreement, Parent is in compliance in all material respects with all applicable Environmental Laws and there are no Environmental Liabilities and Costs of Parent and its Subsidiaries that would have or are reasonably likely to have a material adverse effect on Parent and its Subsidiaries which have not been fully reserved against in the Parent's consolidated financial statements.

        For purposes of this Section 4.12, the following definitions shall apply:

        "Environmental Laws" means all applicable foreign, federal, state and local laws, common law, regulations, rules and ordinances relating to pollution or protection of the environment.

        "Environmental Liabilities and Costs" means all liabilities, obligations, responsibilities, obligations to conduct cleanup, losses, damages, deficiencies, punitive damages, consequential damages, treble damages, costs and expenses (including, without limitation, all reasonable fees, disbursements and expenses of counsel, expert and consulting fees and costs of investigations and feasibility studies and responding to government requests for information or documents), fines, penalties, restitution and monetary sanctions, interest, direct or indirect, known or unknown, absolute or contingent, past, present or future, resulting from any claim or demand, by any person or entity, whether based in contract, tort, implied or express warranty, strict liability, joint and several liability, criminal or civil statute, under any Environmental Law, or arising from environmental conditions, as a result of past or present ownership, leasing or operation of any properties, owned, leased or operated by the Company or any of its Subsidiaries.

        Section 4.13 INSURANCE. As of the date hereof, Parent and each of its Subsidiaries are insured by insurers against such losses and risks and in such amounts as are customary in the businesses in which they are engaged. All policies of insurance and fidelity or surety bonds are in full force and effect. Descriptions of these plans and related liability coverage have been previously provided to the Company.

        Section 4.14 TRANSACTIONS WITH AFFILIATES. Except to the extent disclosed in Parent SEC Documents filed prior to the date of this Agreement, from December 31, 1994 through the date of this Agreement there have been no transactions, agreements, arrangements or understandings between Parent or its Subsidiaries, on the one hand, and Parent's affiliates (other than wholly-owned Subsidiaries of Parent) or other persons, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act.

        Section 4.15 COMPLIANCE WITH LAW. Parent and its Subsidiaries have complied in all material respects with all laws, statutes, regulations, rules, ordinances, and judgments, decrees, orders, writs and injunctions, of any court or governmental entity relating to any of the property owned, leased or used by them, or applicable to their business, including, but not limited to, equal employment opportunity, discrimination, occupational safety and health, interstate commerce, antitrust laws, ERISA and laws relating to Taxes.

        Section 4.16 VOTE REQUIRED. The affirmative vote of the holders of (a) a majority of the shares of Parent Common Stock voting at the Parent Special Meeting are the only votes of the holders of any class or series of Parent's capital stock necessary to approve the issuance of Parent Common Stock; and (b) a majority of the outstanding shares of Parent Common Stock entitled to vote at the Parent Special Meeting are the only votes of the holders of any class or series of Parent's Capital Stock necessary to approve the authorization of Parent Preferred Stock.

        Section 4.17 FINANCIAL ADVISOR. (a) Except for Merrill Lynch & Co. ("Merrill Lynch"), no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Merger Sub, and the fees and commissions payable to Merrill Lynch as contemplated by this Section will be payable by Parent.

        (b) Parent has received an opinion from Merrill Lynch, dated as of a date which is on or prior to the date of this Agreement to the effect that, as of such date, the Exchange Rate is fair from a financial point of view to Parent.

                                    ARTICLE V
                                    COVENANTS

        Section 5.1 INTERIM OPERATIONS OF THE COMPANY. The Company covenants and agrees that, without the prior consent of Parent, which consent shall not be unreasonably withheld, (i) except as expressly provided in this Agreement, and
(ii) during the period prior to the Effective Time:

               (a) the business of the Company and its Subsidiaries shall be conducted only in the ordinary course of business consistent with past practice and, to the extent consistent therewith, each of the Company and its Subsidiaries shall use its best efforts to preserve its business organization intact and maintain its existing relations with customers, suppliers, employees, creditors and business partners;

               (b) the Company will not, directly or indirectly, split, combine or reclassify the outstanding Company Common Stock, or any outstanding capital stock of any of the Subsidiaries of the Company;

               (c) neither the Company nor any of its Subsidiaries shall: (i) amend its Certificate of Incorporation or By-laws or similar organizational documents; (ii) declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to its capital stock other than dividends paid by the Company's Subsidiaries to the Company or its Subsidiaries; (iii) issue, sell, transfer, pledge, dispose of or encumber any additional shares of, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of capital stock of any class of the Company or its Subsidiaries, other than issuances pursuant to exercise of stock-based awards or options outstanding on the date hereof as disclosed in Section 3.2 or in Section 5.1(c) of the Company Disclosure Schedule; (iv) transfer, lease, license, sell, mortgage, pledge, dispose of, or encumber any material assets other than in the ordinary course of business consistent with past practice; or (v) redeem, purchase or otherwise acquire directly or indirectly any of its capital stock;

               (d) except as disclosed in Section 5.1(d) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries shall: (i) except as otherwise provided in this Agreement and except for normal, regularly scheduled increases for non-officer employees consistent with past practice or pursuant to the terms of existing collective bargaining agreements, grant any increase in the compensation payable or to become payable by the Company or any of its Subsidiaries to any officer or employee (including through any new award made under, or the exercise of any discretion under, any Benefit Plan); (ii) adopt any new, or amend or otherwise increase, or accelerate the payment or vesting of the amounts payable or to become payable under any existing, bonus, incentive compensation, deferred compensation, severance, profit sharing, stock option, stock purchase, insurance, pension, retirement, savings or other employee benefit plan, agreement or arrangement; (iii) enter into any, or amend any existing, employment or severance agreement with or, grant any severance or termination pay to, any officer, director, employee or consultant of the Company or any of its Subsidiaries; or (iv) make any additional contributions to any grantor trust created by the Company to provide funding for non-tax-qualified employee benefits or compensation; or (v) provide any severance program to any Subsidiary which does not have a severance program as of the date of this Agreement;

               (e) neither the Company nor any of its Subsidiaries shall modify, amend or terminate any of the Company Agreements or waive, release or assign any material rights or claims, except in the ordinary course of business consistent with past practice;

               (f) neither the Company nor any of its Subsidiaries shall permit any material insurance policy naming it as a beneficiary or a loss payable payee to be canceled or terminated without notice to Parent, except in the ordinary course of business consistent with past practice;

               (g) except as set forth in Section 5.1(g) of the Company Disclosure Schedule, including, without limitation, the opening and equipping of the five proposed store locations set forth therein, neither the Company nor any of its Subsidiaries shall: (i) incur or assume any debt except for borrowings under existing credit facilities in the ordinary course consistent with past practice; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person, except in the ordinary course of business consistent with past practice; (iii) make any loans, advances or capital contributions to, or investments in, any other person (other than to wholly owned Subsidiaries of the Company or customary loans or advances to employees in accordance with past practice); (iv) enter into any purchase order other than in the ordinary course of business consistent with past practice; or (v) enter into any other material commitment (including, but not limited to, any leases, capital expenditure or purchase of assets) other than in the ordinary course of business consistent with past practice;

               (h) neither the Company nor any of its Subsidiaries shall change any of the accounting principles used by it unless required by GAAP;

               (i) neither the Company nor any of its Subsidiaries shall pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction of any such claims, liabilities or obligations, (x) reflected or reserved against in the consolidated financial statements (or the notes thereto) of the Company and its consolidated Subsidiaries, (y) incurred in the ordinary course of business consistent with past practice or (z) which are legally required to be paid, discharged or satisfied;

               (j) neither the Company nor any of its Subsidiaries will adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other material reorganization of the Company or any of its Subsidiaries other than the Merger or in accordance with Section 5.7;

               (k) neither the Company nor any of its Subsidiaries will take, or agree to commit to take, any action that would make any representation or warranty of the Company contained herein inaccurate in any respect at, or as of any time prior to, the Effective Time;

               (l) neither the Company nor any of its Subsidiaries will engage in any transaction with, or enter into any agreement, arrangement, or understanding with, directly or indirectly, any of the Company's affiliates, including, without limitation, any transactions, agreements, arrangements or understandings with any affiliate or other person covered under Item 404 of Regulation S-K under the Securities Act that would be required to be disclosed under such Item 404, other than pursuant to such agreements, arrangements, or understandings existing on the date of this Agreement (which are set forth on Section 3.15 of the Company Disclosure Schedule);

               (m) close, shut down, or otherwise eliminate any of the Company's stores other than in the ordinary course of business consistent with past practice;

               (n) change the name of or exterior signage (except ordinary course maintenance) at any of the Company's stores;

               (o) close, shut down, or otherwise eliminate any of the Company's distribution centers;

               (p) move the location, close, shut down or otherwise eliminate the Company's headquarters, or effect a general staff reduction at such headquarters;

               (q) change or modify in any material respect the Company's existing advertising programs and policies in the ordinary course of business consistent with past practice;

               (r) except as set forth in Section 5.1(g) or Section 5.1(r) of the Company Disclosure Schedule, enter into any new lease (other than renewals of existing leases after consultation with Parent) or purchase or acquire or enter into any agreement to purchase or acquire any real estate;

               (s) neither the Company nor any of its Subsidiaries will incur any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that have, or would be reasonably likely to have, a material adverse effect on the Company and its Subsidiaries;

               (t) neither the Company nor any of its Subsidiaries will take, or cause, any act or omission that would prevent the Merger from (i) qualifying as a tax-free plan of reorganization within the meaning of
        Section 368(a)(1)(A) and Section 368(a)(2)(E) of the Code, or (ii) being accounted for as a pooling of interests; and

               (u) neither the Company nor any of its Subsidiaries will enter into an agreement, contract, commitment or arrangement to do any of the foregoing, or to authorize, recommend, propose or announce an intention to do any of the foregoing.

        Section 5.2 INTERIM OPERATIONS OF PARENT. Parent covenants and agrees that, (i) except as expressly provided in this Agreement, and (ii) during the period prior to the Effective Time:

               (a) the business of Parent shall be conducted only in the ordinary course of business consistent with past practice and, to the extent consistent therewith, Parent shall use its best efforts to preserve its business organization and maintain its existing relations with customers, suppliers, employees, creditors and business partners;

               (b) Parent will not, directly or indirectly, split, combine or otherwise reclassify the outstanding Parent Common Stock;

               (c) Parent shall not amend its Certificate of Incorporation or By-laws, except as contemplated by the Agreement; (ii) declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to its capital stock other than dividends paid by Parent's Subsidiaries to Parent or its Subsidiaries; or (iii) issue, sell, transfer, pledge, dispose of or encumber any additional shares of, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of capital stock of any class of Parent, other than issuances pursuant to the grant or exercise of stock-based awards or options;

               (d) Parent will not adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other material reorganization of Parent other than the Merger or except in accordance with Section 5.7;

               (e) neither Parent nor Sub will take, or cause, any act or omission that would prevent the Merger from (i) qualifying as a tax-free plan of reorganization within the meaning of Section 368(a)(1)(A) and
        Section 368(a)(2)(E) of the Code, or (ii) being accounted for as a pooling of interests;

               (f) neither Parent nor Sub will take, or agree to commit to take, any action that would make any representation or warranty of the Parent or Sub contained herein inaccurate in any respect at, or as of any time prior to, the Effective Time; and

               (g) Parent will not enter into an agreement, contract, commitment or arrangement to do any of the foregoing, or to authorize, recommend, propose or announce an intention to do any of the foregoing.

        Section 5.3 TREATMENT OF CERTAIN INDEBTEDNESS. Effective as of the Effective Time, Parent, in its sole discretion, shall cause the Surviving Corporation to retire (including all fees, penalties or related costs in connection with any such retirement), or to continue performance of, all existing obligations of the Company or any of its Subsidiaries under any of the Debt Instruments (as defined in Section 3.4). All of the Debt Instruments are set forth in Section
3.4 of the Company Disclosure Schedule. The Company and each of its Subsidiaries will cooperate with Parent, and take such further actions as shall be necessary, to effect the provisions of this Section 5.3.

        Section 5.4 ACCESS TO INFORMATION. (a) To the extent permitted by applicable law, the Company shall (and shall cause each of its Subsidiaries to) afford to the officers, employees, accountants, counsel, financing sources and other representatives of Parent, access during normal business hours and upon 48-hour prior notice from Parent to the Company, which will not unreasonably interfere with the Company's normal business operations, during the period prior to the Effective Time, to all of its and its Subsidiaries' properties, books, contracts, commitments, records (including any Tax Returns or other Tax related information pertaining to the Company and its Subsidiaries) and employees and, during such period, the Company shall (and shall cause each of its Subsidiaries to) furnish promptly to Parent (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws and (ii) all other information concerning its business, properties and personnel as Parent may reasonably request (including any Tax Returns or other Tax related information pertaining to the Company and its Subsidiaries). Parent will hold any such information which is nonpublic in confidence.

        (b) To the extent permitted by applicable law, Parent shall (and shall cause each of its Subsidiaries to) afford to the officers, employees, accountants, counsel, financing sources and other representatives of the Company, access during normal business hours and upon 48-hour prior notice from the Company to Parent, which will not unreasonably interfere with Parent's normal business operations, during the period prior to the Effective Time, to all of its and its Subsidiaries' properties, books, contracts, commitments, records (including any Tax Returns or other Tax related information pertaining to Parent and its Subsidiaries) and employees and, during such period, Parent shall (and shall cause each of its Subsidiaries to) furnish promptly to the Company (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of the federal securities laws and (ii) all other information as the Company may reasonably request (including any Tax Returns or other Tax related information pertaining to Parent and its Subsidiaries). The Company will hold any such information which is nonpublic in confidence.

        Section 5.5 CONSENTS AND APPROVALS. (a) The Company and Parent shall take all reasonable actions necessary to file as soon as practicable notifications under the HSR Act and to respond as promptly as practicable to any inquiries received from the Federal Trade Commission and the Anti-trust Division of the Department of Justice for additional information or documentation and to respond as promptly as practicable to all inquiries and requests received from any State Attorney General or other Governmental Entity in connection with antitrust matters.

        (b) Parent and the Company shall, and each shall cause each of its Subsidiaries to, subject to the preceding subsection, (i) cooperate with one another to prepare, as soon as practicable, all filings and other presentations in connection with seeking any regulatory approval from a Governmental Entity, exemption or other authorization necessary to consummate the transactions contemplated by this Agreement, (ii) prosecute such filings and other presentations with diligence, (iii) diligently oppose any objections to, appeals from or petitions to reconsider or reopen any such approval by persons not party to this Agreement, and (iv) take all such further action as in Parent's and the Company's judgment reasonably may facilitate obtaining any final order or orders approving such transactions consistent with this Agreement.

        (c) Each of the Company, Parent and Sub will take all reasonable actions necessary to comply promptly with all legal requirements (which actions shall include, without limitation, furnishing all information in connection with approvals of or filings with any Governmental Entity, including, without limitation, any schedule, or report required to be filed with the SEC), and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or any of their Subsidiaries in connection with this Agreement and the transactions contemplated hereby. Each of the Company, Parent and Sub will, and will cause its Subsidiaries to, take all reasonable actions necessary to obtain any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other public or private third party, required to be obtained or made by Parent, Sub, the Company or any of their Subsidiaries in connection with the Merger or the taking of any action contemplated thereby or by this Agreement.

        Section 5.6 EMPLOYEE BENEFITS. (a) Parent agrees to cause Surviving Corporation and its Subsidiaries to provide to certain employees of the Company payments and benefits, which are set forth in this Section 5.6(a), and certain of which shall be effected, by means of individual agreements, negotiated in good faith by the parties hereto, reflecting the economic terms set forth in this Section 5.6.

               (i)    SEVERANCE PAY

        With respect to the executives of the Company listed on Section 5.6(a)(i) of the Company Disclosure Schedule attached hereto (the "Covered Executives"), effective as soon as practicable following the Effective Time (or if later, the date of termination of employment of the Covered Executive), pursuant to the terms of their respective Employment Agreements with the Company in effect immediately prior to the Effective Time, the Company shall pay to each Covered Executive payments in the amounts set forth on Section 5.6(a)(i) of the Company Disclosure Schedule with respect to such Covered Executive (the "Severance Payments"), in accordance with such Schedule. Notwithstanding anything in this Agreement to the contrary, the Severance Payments shall be paid to a Covered Executive only if such Covered Executive is actively employed by the Company immediately prior to the Effective Time.

               (ii)   SAVINGS AND RETIREMENT PLAN

        Each Company employee who is (A) covered by the Company's Savings and Retirement Plan (the "401(k) Plan") and (B) actively employed by the Company immediately prior to the Effective Time (each, a "401(k) Employee") shall be eligible to receive benefits under the 401(k) Plan based on the terms of the 401(k) Plan, as modified herein. For each 401(k) Employee, the amount of service taken into account for purposes of calculating benefits and vesting under the 401(k) Plan shall be equal to the 401(k) Employee's service with the Company prior to the Effective Time plus, in the case of a Covered Executive, such Covered Executive's Severance Period. Parent agrees that the 401(k) Plan will be rolled into Parent's 401(k) Plan.

               (iii)  LONG TERM INCENTIVE AWARD PLAN

        Subject to the payments required by Section 5.6(a)(i), which payments shall be made as part of the Severance Payments as set forth on Section 5.6(a)(i) of the Company Disclosure Schedule, the Company shall amend its Long Term Incentive Award Plan to provide that such plan shall terminate and cease as of the Effective Time.

               (iv)   1997 BONUS PROGRAM

        Parent acknowledges that 1997 Bonus Plan Awards (pursuant and subject to the terms of the Plan described on Section 5.1(c) of the Company's Disclosure Schedule) shall be earned by any Covered Executive employed by the Company immediately prior to the Effective Time and further agrees to cause the Surviving Corporation to make all bonus payments and grants of options on terms determined as specified in Section 2.3 hereof to employees for 1997 (pursuant and subject to the terms of such Plan ) on or before April 1, 1998. Parent further agrees that for purposes of calculating the 1997 Bonus Plan payments, all adjustments taken and costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be excluded.

               (v)    EMPLOYMENT AGREEMENTS

        Concurrent with the execution of this Agreement, the Company shall cause each of the Covered Executives to execute a Waiver in the form of Exhibit A to this Agreement.

        (b) Parent agrees to cause the Surviving Corporation and its Subsidiaries to provide to all active employees of the Company who continue to be employed by the Company as of the Effective Time ("Continuing Employees") employee benefits comparable to those benefits provided to similarly situated employees of Parent (which benefits may be provided by covering Company employees under benefit plans maintained by Parent for employees of Parent who perform similar duties). In addition, with respect to medical benefits provided to Continuing Employees as of the Effective Time, Parent agrees to cause the Surviving Corporation and its Subsidiaries to waive waiting periods and pre-existing condition requirements under such plans, and to give Continuing Employees credit for any copayments and deductibles actually paid by such employees under the Company's medical plans during the calendar year in which the Closing occurs. In addition, service with the Company shall be recognized for purposes of eligibility under Parent welfare plans as well as for purposes of Parent's programs or policies for vacation pay and sick pay.

        Section 5.7 NO SOLICITATION. (a) The Company (and its Subsidiaries and affiliates over which it exercises control) will not, and the Company (and its Subsidiaries and affiliates over which it exercises control) will use their best efforts to ensure that their respective officers, directors, employees, investment bankers, attorneys, accountants and other agents do not, directly or indirectly:

(i) initiate, solicit or encourage, or take any action to facilitate the making of, any offer or proposal which constitutes or is reasonably likely to lead to any Takeover Proposal (as defined below) of the Company or any Subsidiary or an inquiry with respect thereto, or, (ii) in the event of an unsolicited Takeover Proposal for the Company or any Subsidiary or affiliate of the Company, engage in negotiations or discussions with, or provide any information or data to, any corporation, partnership, person or other entity or group (other than Parent, any of its affiliates or representatives) (each, a "Person") relating to any Takeover Proposal, except in the case of clause (ii) above to the extent that
(x) the Takeover Proposal is a bona fide written proposal submitted to the Company's Board of Directors and (y) the Company's Board of Directors determines, after having consulted with financial and legal advisors to the Company, that the failure to engage in such negotiations or discussions or provide such information would create a reasonable likelihood of a breach of the Board of Directors' fiduciary duties under applicable law. The Company shall notify Parent and Sub orally and in writing of any such offers, proposals, inquiries or Takeover Proposals (including, without limitation, the material terms and conditions thereof and the identity of the Person making it), within 24 hours of the receipt thereof, and shall thereafter inform Parent on a reasonable basis of the status and content of any discussions or negotiations with such a third party, including any material changes to the terms and conditions thereof. The Company and its Board of Directors shall afford Parent a three-day period after any such notification in which to propose alternative terms for the acquisition by Parent of the Company. The Company shall, and shall cause its Subsidiaries and affiliates over which it exercises control, and will use best efforts to ensure their respective officers, directors, employees, investment bankers, attorneys, accountants and other agents to, immediately cease and cause to be terminated all discussions and negotiations that have taken place prior to the date hereof, if any, with any parties conducted heretofore with respect to any Takeover Proposal relating to the Company. Nothing contained in this Section 5.7 shall prohibit the Company or its Board of Directors from taking and disclosing to its stockholders a position with respect to a tender offer by a third party pursuant to Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or making such disclosure as may be required by applicable law.

        (b) Parent (and its Subsidiaries and affiliates over which it exercises control) will not, and Parent (and its Subsidiaries and affiliates over which it exercises control) will use their best efforts to ensure that their respective officers, directors, employees, investment bankers, attorneys, accountants and other agents do not, directly or indirectly: (i) initiate, solicit or encourage, or take any action to facilitate the making of, any offer or proposal which constitutes or is reasonably likely to lead to any Takeover Proposal (as defined below) of Parent or any Subsidiary or an inquiry with respect thereto, or, (ii) in the event of an unsolicited Takeover Proposal for Parent or any Subsidiary or affiliate of Parent, engage in negotiations or discussions with, or provide any information or data to, any corporation, partnership, person or other entity or group (each, a "Person") relating to any Takeover Proposal, except in the case of clause (ii) above to the extent that (x) the Takeover Proposal is a bona fide written proposal submitted to Parent's Board of Directors and (y) Parent's Board of Directors determines, after having consulted with financial and legal counsel to Parent, that the failure to engage in such negotiations or discussions or provide such information would result in a breach of the Board of Directors' fiduciary duties under applicable law. Parent shall notify the Company orally and in writing of any such offers, proposals, inquiries or Takeover Proposals (including, without limitation, the material terms and conditions thereof and the identity of the

Person making it), within 24 hours of the receipt thereof, and shall thereafter inform the Company on a reasonable basis of the status and content of any discussions or negotiations with such a third party, including any material changes to the terms and conditions thereof. Parent shall, and shall cause its Subsidiaries and affiliates over which it exercises control, and will use best efforts to ensure their respective officers, directors, employees, investment bankers, attorneys, accountants and other agents to, immediately cease and cause to be terminated all discussions and negotiations that have taken place prior to the date hereof, if any, with any parties conducted heretofore with respect to any Takeover Proposal relating to Parent. Nothing contained in this Section 5.7 shall prohibit the Company or its Board of Directors from taking and disclosing to its stockholders a position with respect to a tender offer by a third party pursuant to Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or making such disclosure as may be required by applicable law.

        (c) As used in this Agreement, "Takeover Proposal" when used in connection with any Person shall mean any tender or exchange offer involving the capital stock of such Person, any proposal for a merger, consolidation or other business combination involving such Person or any Subsidiary of such Person, any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the business or assets of, such Person or any Subsidiary of such Person, any proposal or offer with respect to any recapitalization or restructuring with respect to such Person or any Subsidiary of such Person or any proposal or offer with respect to any other transaction similar to any of the foregoing with respect to such Person or any Subsidiary of such Person other than pursuant to the transactions to be effected pursuant to this Agreement.

        Section 5.8 ADDITIONAL AGREEMENTS. Subject to the terms and conditions herein provided (including, but not limited to, Section 5.5) each of the parties hereto agrees to use its reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable, whether under applicable laws and regulations or otherwise, or to remove any injunctions or other impediments or delays, legal or otherwise, to consummate and make effective the Merger and the other transactions contemplated by this Agreement. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of the Company and Parent shall use their reasonable efforts to take, or cause to be taken, all such necessary actions; provided, however, in no event shall Parent or Sub be required to undertake any further actions under this Section 5.8 which would impose on Parent or Sub any of the conditions, or effects set forth in Section 6.3(c) hereof.

        Section 5.9 PUBLICITY. So long as this Agreement is in effect, neither the Company nor Parent nor affiliates which either of them control shall issue or cause the publication of any press release or other public statement or announcement with respect to this Agreement or the transactions contemplated hereby without the prior consultation of the other party, except as may be required by law or by obligations pursuant to any listing agreement with a national securities exchange, provided that each party will use its best efforts to consult with the other party prior to any such issuance.

        Section 5.10 NOTIFICATION OF CERTAIN MATTERS. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of
(a) the occurrence, or non-occurrence of any event the occurrence or non-occurrence of which would cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time and (b) any material failure of the Company or Parent, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.10 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

        Section 5.11 DIRECTORS' AND OFFICERS' INSURANCE AND INDEMNIFICATION. Parent agrees that at all times after the Effective Time, it shall cause the Surviving Corporation and its Subsidiaries to indemnify each person who is now, or has been at any time prior to the date hereof, an employee, agent, director or officer of the Company or of any of the Company's Subsidiaries, successors and assigns (individually an "Indemnified Party" and collectively the "Indemnified Parties"), to the fullest extent permitted by law, with respect to any claim, liability, loss, damage, judgment, fine, penalty, amount paid in settlement or compromise, cost or expense, including reasonable fees and expenses of legal counsel, (whenever asserted or claimed) ("Indemnified Liability") based in whole or in part on, or arising in whole or in part out of, any matter existing or occurring at or prior to the Effective Time whether commenced, asserted or claimed before or after the Effective Time, including liability arising under the Securities Act, the Exchange Act or state law. Parent shall, and shall cause the Surviving Corporation to, maintain in effect for not less than three years after the Effective Time the current policies of directors' and officers' liability insurance maintained by the Company and its Subsidiaries on the date hereof (provided that Parent may substitute therefor policies having at least the same coverage and containing terms and conditions which are no less advantageous to the persons currently covered by such policies as insured) with respect to matters existing or occurring at or prior to the Effective Time; provided, however, that if the aggregate annual premiums for such insurance during such period shall exceed 200% of the per annum rate of the aggregate premium currently paid by the Company and its Subsidiaries for such insurance on the date of this Agreement, then Parent shall cause the Surviving Corporation to, and the Surviving Corporation shall, provide coverage affording the same protections as those maintained by Parent as of such date for its officers and directors. Parent agrees to pay all expenses (including fees and expenses of counsel) that may be incurred by any Indemnified Party in successfully enforcing the indemnity or other obligations under this Section
5.11. The rights under this Section 5.11 are in addition to rights that an Indemnified Party may have under the Certificate of Incorporation, By-laws, other similar organizational documents of the Company or any of its Subsidiaries or the DGCL. The rights under this Section 5.11 shall survive consummation of the Merger and are expressly intended to benefit each Indemnified Party. Parent agrees to cause Surviving Corporation and any of its Subsidiaries (or their successors) to keep in effect the provisions of its Certificate of Incorporation or By-laws or similar organizational documents providing for indemnification to the fullest extent provided by law.

        Section 5.12 COMPLIANCE WITH THE SECURITIES ACT. (a) At least 60 days prior to the Closing Date, the Company shall deliver to Parent a letter identifying, to the best of the Company's knowledge, all persons who are, at the time of the Company Special Meeting, deemed to be "affiliates" of the Company for purposes of Rule 145 under the Securities Act ("Company Affiliates").

        (b) The Company shall use its reasonable best efforts to cause each Person who is identified as a Company Affiliate to deliver to Parent at least 30 days prior to the Closing Date an agreement substantially in the form of Exhibit B to this Agreement. The Company shall use its reasonable best efforts to deliver to Parent, on or prior to the earlier of (i) the mailing of the Proxy Statement/Prospectus or (ii) the thirtieth day prior to the Effective Time, a written agreement from each Person who is identified as a Company Affiliate, in a form to be approved by the parties hereto, that such Company Affiliate will not thereafter sell or in any other way reduce such Company Affiliate's risk relative to any Parent Common Stock received in the Merger (within the meaning of the Commission's Financial Reporting Release No. 1, "Codification of Financing Reporting Policies," ss. 201.01 (47 F.R. 21030) (April 15, 1982)), until such time as financial results (including combined sales and net income) covering at least 30 days of post-merger operations have been published, except as permitted by Staff Accounting Bulletin No. 76 issued by the Commission. As soon as is reasonably practicable but in no event later than 15 business days after the end of the first fiscal month of Parent ending at least 30 days after the Effective Time, Parent will publish results including at least 30 days of combined operations of Parent and the Company as referred to in the written agreements provided for by this Section 5.12(b).

        Section 5.13 COOPERATION. Parent and the Company shall together, or pursuant to an allocation of responsibility to be agreed upon between them, coordinate and cooperate (a) with respect to the timing of the Special Meetings,
(b) in determining whether any action by or in respect of, or filing with, any Governmental Entity is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement, (c) in seeking any such actions, consents, approvals or waivers or making any such filings, furnishing information required in connection therewith and timely seeking to obtain any such actions, consents, approvals or waivers. As soon as possible following the execution of this Agreement, the Company shall cooperate with Parent in the preparation and filing of the Proxy Statement/Prospectus with the Commission, including, but not limited to providing legal, financial, and accounting information concerning the Company and assisting in the preparation of all financial and pro forma financial information required to be included in such Proxy Statement/Prospectus. Subject to the terms and conditions of this Agreement, Parent and the Company will each use its reasonable best efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after the Registration Statement is filed, and Parent and the Company shall, subject to applicable law, confer on a regular and frequent basis with one or more representatives of one another to report operational matters of significance to the Merger and the general status of ongoing operations insofar as relevant to the Merger, provided that the parties will not confer on any matter to the extent inconsistent with law.

        Section 5.14 PROXY STATEMENT/PROSPECTUS. As soon as practicable following the execution of this Agreement, Parent and the Company shall prepare and file with the SEC the Proxy Statement/Prospectus and each shall use its reasonable best efforts to have the Proxy Statement/Prospectus filed on or before November 11, 1997 and to be cleared by the SEC as promptly as practicable thereafter. As soon as practicable following such clearance Parent shall prepare and file with the SEC the Registration Statement, of which the Proxy Statement/Prospectus will form a part, and shall use its best efforts to have the Registration Statement declared effective by the SEC as promptly as practicable thereafter. Parent and the Company shall cooperate with each other in the preparation of the Proxy Statement/Prospectus, and each will provide to the other promptly copies of all correspondence between it or any of its representatives and the SEC. Each of the Company and Parent shall furnish all information concerning it required to be included in the Registration Statement and the Proxy Statement/Prospectus, and as promptly as practicable after the effectiveness of the Registration Statement, the Proxy Statement/Prospectus will be mailed to the stockholders of the Company and Parent. No amendment or supplement to the Registration Statement or the Proxy Statement/Prospectus will be made without the approval of each of the Company and Parent, which approval will not be unreasonably withheld or delayed. Each of the Company and Parent will advise the other promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any amendment thereto or any supplement or amendment to the Proxy Statement/Prospectus has been filed, or the issuance of any stop order, or the suspension of the qualification of the Parent Common Stock to be issued in the Merger for offering or sale in any jurisdiction, or of any request by the SEC or the NYSE for amendment of the Registration Statement or the Proxy Statement/Prospectus.

        Section 5.15 STOCK EXCHANGE LISTING. Parent shall use its reasonable best efforts to list prior to the Effective Time on the NYSE, subject to official notice of issuance, the shares of Parent Common Stock to be issued in the Merger.

        Section 5.16 CONFIDENTIALITY AGREEMENTS. The parties hereto agree that the Confidentiality Agreements between the parties dated October 27, 1997 shall be hereby amended to provide that any provision therein which in any manner would be inconsistent with the Agreement or the transactions contemplated hereby shall terminate as of the date hereof.

        Section 5.17 TAX MATTERS. Parent and Sub agree to report the Merger as a tax-free reorganization under Section 368(a)(1)(A) and Section 368(a)(2)(E) of the Code for federal income tax purposes. Parent and Sub agree that after the Closing they will take all actions necessary to qualify the Merger, and will refrain from taking any action that may adversely affect the qualification of the Merger, as a tax-free reorganization under Section 368(a)(1)(A) and Section 368(a)(2)(E) of the Code.

                                   ARTICLE VI
                                   CONDITIONS

        Section 6.1 CONDITIONS TO THE OBLIGATIONS OF EACH PARTY. The obligations of the Company, on the one hand, and Parent and Sub, on the other hand, to consummate the Merger are subject to the satisfaction (or, if permissible, waiver by the party for whose benefit such conditions exist) of the following conditions:

        (a) (i) this Agreement and the Merger shall have been adopted by the stockholders of the Company and (ii) the issuance of Parent Company Stock shall have been approved by the stockholders of Parent, in accordance with the DGCL;

        (b) no court, arbitrator or governmental body, agency or official shall have issued any order, decree or ruling which remains in force and there shall not be any statute, rule or regulation, restraining, enjoining or prohibiting the consummation of the Merger;

        (c) the Registration Statement shall have become effective under the Securities Act and no stop order suspending effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the SEC;

        (d) The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated and all material approvals necessary for the consummation of the transactions contemplated by this Agreement shall have been obtained and any such approvals shall be in full force and effect; and

        (e) The Parent Common Stock issuable in the Merger shall have been authorized for listing on the NYSE, subject to official notice of issuance.

        Section 6.2 CONDITIONS TO OBLIGATION OF THE COMPANY TO EFFECT THE MERGER. The obligation of the Company to consummate the Merger shall be subject to the satisfaction of the following additional conditions, unless waived (if permissible) by the Company:

        (a) Parent and Sub shall have performed in all material respects their agreements contained in this Agreement required to be performed on or prior to the Effective Time, and except as contemplated or permitted by this Agreement, the representations and warranties of Parent and Sub contained in this Agreement (except to the extent such representations and warranties speak as of an earlier date in which case as of such earlier date) shall be true and correct when made and on and as of the Effective Time as if made on and as of such date;

        (b) The Company shall have received a certificate, dated the Effective Time, signed by the President or Chief Executive Officer or a Senior Vice President of Parent and Sub, certifying that the conditions specified in Section 6.2(a) have been fulfilled;

        (c) The Company shall have received a letter from Deloitte & Touche LLP, Parent's independent auditors, dated a date within two business days before the date on which the Registration Statement shall become effective and addressed to the Company, in form and substance reasonably satisfactory to the Company and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement (including, among other things, that the Merger will be treated as a pooling of interests under Accounting Principles Board Opinion No. 16;

        (d) The Company shall have received an opinion from Gibson, Dunn & Crutcher LLP, the Company's legal counsel, that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a)(1)(A) and Section 368(a)(2)(E) of the Code; and

        (e) On or prior to the mailing date of the Proxy Statement/Prospectus referred to in Section 5.14, the Company shall have received an updated opinion addressed to it from Montgomery Securities to the effect that the Exchange Rate is fair from a financial point of view to the Company and its stockholders.

        Section 6.3 CONDITIONS TO OBLIGATIONS OF PARENT AND SUB TO EFFECT THE MERGER. The obligations of Parent and Sub to consummate the Merger shall be subject to the satisfaction of the following additional conditions, unless waived (if permissible) by Parent:

        (a) The Company shall have performed in all material respects its agreements contained in this Agreement required to be performed on or prior to the Effective Time, and except as contemplated or permitted by this Agreement, the representations and warranties of the Company contained in this Agreement (except to the extent such representations and warranties speak as of an earlier date in which case as of such earlier date) shall be true and correct when made and on and as of the Effective Time as if made on and as of such date;

        (b) Parent and Sub shall have received a certificate, dated the Effective Time, signed by the President or Chief Executive Officer or a Vice President of the Company, certifying that the conditions specified in Section 6.3(a) have been fulfilled;

        (c)    In connection with the receipt of the approvals referred to in
               Section 5.5, no approval shall impose on Parent or Sub any conditions or other requirements that would (i) cause Parent or Sub any material additional costs, or (ii) materially interfere with the continued operations of the Company and the Subsidiaries, taken as a whole, or Parent or its subsidiaries; and

        (d) Parent shall have received a letter from Deloitte & Touche LLP, Parent's independent auditors, dated a date within two business days before the date on which the Registration Statement shall become effective and addressed to Parent, in form and substance reasonably satisfactory to Parent and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement (including, among other things, that the Merger will be treated as a pooling of interests under Accounting Principles Board Opinion No. 16).

                                   ARTICLE VII
                                   TERMINATION

        Section 7.1 TERMINATION. Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and the Merger contemplated herein may be abandoned at any time prior to the Effective Time, whether before or after stockholder approval hereof (unless otherwise specified herein):

        (a) By the mutual consent of the Board of Directors of Parent and the Board of Directors of the Company.

        (b) By either of the Board of Directors of the Company or the Board of Directors of Parent:

               (i) if any court of competent jurisdiction or Governmental Entity shall have issued an order, decree or ruling or taken any other action (which order, decree, ruling or other action the parties hereto shall use their reasonable best efforts to lift), in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable;

               (ii) if the Merger shall not have been consummated on or before April 30, 1998; provided, however, that the rights to terminate this Agreement under this Section 7.1(b)(ii) shall not be available to any party whose failure to fulfill any obligations under this Agreement has been the cause of, or resulted in, the failure to satisfy the conditions to the Merger;

               (iii) provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein, if the other party shall have breached (i) any of the covenants or agreements made by such other party herein or (ii) any of the representations or warranties made by such other party herein, and in either case, (x) such breach is not cured within 30 days following written notice to the party committing such breach, or which breach, by its nature, cannot be cured prior to the Closing and (y) such breach would entitle the non-breaching party not to consummate the transactions contemplated hereby under Article VI hereof;

               (iv) if any approval of the stockholders of Parent or the Company contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of stockholders or at any adjournment or postponement thereof; or

               (v) if the Board of Directors of the other party shall have withdrawn, or modified or changed in a manner adverse to the terminating party, its approval or recommendation of this Agreement and the transactions contemplated hereby.

        (c) By the Board of Directors of the Company:

               (i) if prior to the approval of this Agreement by the requisite vote of the Company's stockholders, there exists at such time a Takeover Proposal (as defined in Section 5.7(c)) for the Company, and the Company's Board of Directors, after having consulted with and considered the advice of outside legal counsel, reasonably determines in good faith that such action is necessary in the exercise of its fiduciary duties under applicable laws, and the Company has paid to Parent the termination fee as required by Section 7.3 hereof; or

               (ii) if the Company would not to be obligated consummate the transactions contemplated hereby under Section 2.1(c)(i).

        (d) By the Board of Directors of Parent:

               (i) if prior to the approval of this Agreement by the requisite vote of Parent's stockholders, there exists at such time a Takeover Proposal (as defined in Section 5.7(c)) for Parent, and Parent's Board of Directors, after having consulted with and considered the advice of outside legal counsel, reasonably determines in good faith that such action is necessary in the exercise of its fiduciary duties under applicable laws, and Parent has paid to the Company the termination fee required by Section 7.3 hereof; or

               (ii) if Parent would not be obligated to consummate the transactions contemplated hereby under Section 6.3(c) hereof.

        Section 7.2 EFFECT OF TERMINATION. In the event of the termination of this Agreement as provided in Section 7.1, written notice thereof shall forthwith be given to the other party or parties specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become null and void, and there shall be no liability on the part of Parent, Sub or the Company except (A) for fraud or for material breach of this Agreement and
(B) as set forth in Sections 7.3, 8.1 and 8.2 hereof.

        Section 7.3 TERMINATION FEE. (a) If (i) the Board of Directors of the Company shall terminate this Agreement pursuant to Section 7.1(c)(i) hereof; or
(ii) the Board of Directors of Parent shall terminate this Agreement pursuant to
Section 7.1(b)(v) hereof, then in any such case as described in clause (i) or
(ii), the Company shall pay to Parent (not later than the date of termination of this Agreement in the case of clause (i) above and the date one business day after the date of termination of this Agreement in the case of clause (ii) above) by wire transfer of immediately available funds an amount equal to $26 million inclusive of Parent's reasonable out-of-pocket expenses incurred in connection with the transactions contemplated by this Agreement. If the Board of Directors of the Company shall terminate this Agreement pursuant to Section 7.1(b)(iv) hereof, the Company shall pay to Parent (not later than the date of termination of this Agreement) by wire transfer of immediately available funds an amount equal to $5 million to cover Parent's expenses incurred in connection with the transactions contemplated by this Agreement.

        (b) If (i) the Board of Directors of Parent shall terminate this Agreement pursuant to Section 7.1(d)(i) hereof; or (ii) the Board of Directors of the Company shall terminate this Agreement pursuant to Section 7.1(b)(v) hereof, then in any such case as described in clause (i) or (ii), Parent shall pay to the Company (not later than the date of termination of this Agreement in the case of clause (i) above and the date one business day after the date of termination of this Agreement in the case of clause (ii) above) by wire transfer of immediately available funds an amount equal to $26 million inclusive of the Company's reasonable out-of-pocket expenses incurred in connection with the transactions contemplated by this Agreement. If the Board of Directors of Parent shall terminate this Agreement pursuant to Section 7.1(b)(iv) hereof, Parent shall pay to the Company (not later than the date of termination of this Agreement) by wire transfer of immediately available funds an amount equal to $5 million to cover the Company's expenses incurred in connection with the transactions contemplated by this Agreement.

        (c) Any amounts due under this Section 7.3 shall be in the nature of liquidated damages and not in the nature of a penalty.

        Section 7.4 EXTENSION; WAIVER. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                                  ARTICLE VIII
                                  MISCELLANEOUS

        Section 8.1 FEES AND EXPENSES. Except as otherwise provided in Section
7.3 hereof and except for expenses incurred in connection with printing the Proxy Statement/Prospectus and the Registration Statement, as well as the filing fees relating thereto and relating to the filing under the HSR Act, which costs shall be shared equally by Parent and the Company, all costs (other than the filing fee for registration of the Parent Common Stock which will be paid by Parent) and expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby and thereby shall be paid by the party incurring such expenses.

        Section 8.2 FINDERS' FEES. (a) Except for Batchelder & Partners and Montgomery Securities, copies of whose engagement agreements have been provided to Parent and whose fees will be paid by the Company, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries who might be entitled to any fee or commission from the Company or any of its Subsidiaries upon consummation of the transactions contemplated by this Agreement.

        (b) Except for Merrill Lynch, a copy of whose engagement agreement has been provided to the Company and whose fees will be paid by Parent, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Parent or any of its Subsidiaries who might be entitled to any fee or commission from Parent or any of its Subsidiaries upon consummation of the transactions contemplated by this Agreement.

        Section 8.3 AMENDMENT AND MODIFICATION. Subject to applicable law, this Agreement may be amended, modified and supplemented in any and all respects, whether before or after any vote of the stockholders of the Company contemplated hereby, by written agreement of the parties hereto, pursuant to action taken by their respective Boards of Directors, at any time prior to the Closing Date with respect to any of the terms contained herein; provided, however, that after the approval of this Agreement by the stockholders of the Company, no such amendment, modification or supplement shall reduce or change the consideration to be received by the Company's stockholders in the Merger.

        Section 8.4 NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Effective Time.

        Section 8.5 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by an overnight courier service, such as FedEx, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

               (a)    if to Parent or Sub, to:

                      Consolidated Stores Corporation
                      300 Phillipi Road
                      Columbus, Ohio 43228-8707
                      Attention: General Counsel
                      Telephone No.: (614) 278-6762
                      Telecopy No.: (614) 278-6763
                      with a copy to:

                      Michael Wager, Esq.
                      Benesch, Friedlander, Coplan & Aronoff  LLP
                      2300 BP America Building
                      200 Public Square
                      Cleveland, Ohio 44114-2378
                      Telephone No.: (216) 363-4500
                      Telecopy No.: (216) 363-4588

                      and

               (b)    if to the Company, to:

                      Mac Frugal's Bargains - Close-outs Inc.
                      2430 East Del Amo Boulevard
                      Dominguez, California 90020-6306
                      Attention: Chief Executive Officer
                      Telephone No.: (310) 761-4167
                      Telecopy No.: (310) 631-4106

                      with a copy to:

                      Robert K. Montgomery, Esq.
                      Gibson, Dunn & Crutcher LLP
                      333 South Grand Avenue
                      Los Angeles, California 90071-3197
                      Telephone No.: (310) 557-8022
                      Telecopy No.: (310) 551-8741

        Section 8.6 INTERPRETATION. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation." The phrases "the date of this Agreement," "the date hereof," and terms of similar import, unless the context otherwise requires, shall be deemed to refer to November 3, 1997. As used in this Agreement, the term "affiliate(s)" shall have the meaning set forth in Rule l2b-2 of the Exchange Act.

        Section 8.7 COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

        Section 8.8 ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES; RIGHTS OF OWNERSHIP. This Agreement and the Confidentiality Agreements dated October 27, 1997 between the parties (including the exhibits hereto and the documents and the instruments referred to herein and therein): (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) except as provided in Sections 5.6 and 5.11 with respect to the obligations of the Company or the Surviving Corporation thereunder, is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

        Section 8.9 SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

        Section 8.10 SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to the remedy of specific performance of the terms hereof, in addition to any other remedy at law or equity.

        Section 8.11 GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law thereof.

        Section 8.12 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that Sub may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to Parent or to any direct or indirect wholly owned Subsidiary of Parent; provided, however, that no such assignment shall relieve Parent from any of its obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

        Section 8.13 JOINT AND SEVERAL LIABILITY. Parent and Sub hereby agree that they will be jointly and severally liable for all covenants, agreements, obligations and representations and warranties made by either of them in this Agreement.

        IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.


                           CONSOLIDATED STORES CORPORATION



                           By:__________________________________________________
                              Name:    Michael J. Potter
                              Title:   Senior Vice President and Chief
                                       Financial Officer

                           MBC CONSOLIDATED ACQUISITION CORPORATION



                           By:__________________________________________________
                              Name: Albert J. Bell
                              Title:   Secretary


                           MAC FRUGAL'S BARGAINS - CLOSE-OUTS INC.



                           By:__________________________________________________
                              Name:  Philip L. Carter
                              Title:    President and Chief Executive Officer

                                                                       EXHIBIT A




                                 FORM OF WAIVER

                                     WAIVER

        This Waiver ("Waiver") is executed and delivered as of this ___ day of November, 1997 by Mac Frugal's Bargains - Close-Outs, Inc. (the "Company"), a Delaware corporation, and ______________ (the "Executive") in respect of that certain Employment Agreement dated __________, 199___ between the Company and Executive (the "Employment Agreement"). Capitalized terms used without definition herein have the meanings ascribed to them in the Employment Agreement.

                                    Recitals

        A. The Company, Consolidated Stores Corporation, a Delaware corporation ("CNS"), and MBC Consolidated Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of CNS ("MBC") have entered into an Agreement and Plan of Merger (the "Merger Agreement") dated as of the date hereof providing for the merger of MBC with and into the Company with the Company as the surviving corporation (the "Merger").

        B. Section 5.6(a)(v) of the Merger Agreement requires that, concurrent with the execution of the Merger Agreement, the Company shall cause Executive to execute this Waiver. Section 5.12(b) of the Merger Agreement requires that the Company seek to obtain an Affiliate Letter from Executive in substantially the form of Exhibit A attached hereto.

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the conditions herein set forth, the parties agree as follows:

                                    Agreement

        1. Waiver of Certain Rights Under the Employment Agreement. Section 9 of the Employment Agreement provides in pertinent part that in the event Executive's employment is terminated within two months after the Merger, Executive is entitled to certain payments including the following:

        . . . the greater of (A) the closing price of the Company's Common Stock on the day before the date Executive's employment terminates or (B) the highest price per share actually paid in connection with the Change of Control of the Company, exceeds the per share exercise price of each vested and exercisable stock option held by Executive on the day before the date Executive's employment terminates, multiplied by the number of shares covered by each such option. Executive will surrender all such options to the Company without exercising them.

To facilitate the proposed accounting treatment of the Merger, the Company has asked Executive to waive, and Executive hereby waives, the operation of the above provision in connection with any termination of his employment within two months following the closing of the Merger, such waiver to be entirely contingent upon the closing of the Merger.

        2. Affiliate Letter. Executive hereby agrees that at such time as the Company requests, he will execute and deliver the Affiliate Letter in substantially the form attached hereto as Exhibit A.

        3. Executive's Representations and Warranties. Executive acknowledges that he has freely executed this Waiver and has had an opportunity to consult with counsel of his choice as regards his rights under the Employment Agreement being waived hereunder and as to the contents of the Affiliate Letter. There are no conditions to the waiver and agreement to execute an Affiliate Letter other than as expressly set forth herein.

        4. Employment Agreement Unmodified. Except as otherwise expressly set forth herein, the terms of the Employment Agreement and any option award agreement referenced therein or herein shall remain in full force and effect and are unaffected hereby. In the event the Merger is not consummated, this Waiver shall be null and void.

        IN WITNESS WHEREOF, the undersigned have executed this Waiver as of the date first above written.

Mac Frugal's Bargains - Close-Outs, Inc.    Executive

By:______________________________________   ____________________________________

Name:____________________________________

Title: __________________________________

                                    EXHIBIT B

                           FORM OF AFFILIATE AGREEMENT


Consolidated Stores Corporation
300 Phillipi Road
P.O. Box 28512
Columbus, Ohio 43228-0512

Ladies and Gentlemen:

        The undersigned is a holder of shares of Common Stock, par value $.02778 per share (the "Company Common Stock"), of Mac Frugal's Bargains - Close-outs Inc., a Delaware corporation (the "Company"). The undersigned may receive shares of Common Stock, par value $.01 per share (the "Parent Common Stock"), of Consolidated Stores Corporation, a Delaware corporation ("Parent"), in connection with the merger of MBC Consolidated Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), with and into the Company, with the Company continuing as the surviving corporation (the "Merger").

        The undersigned acknowledges that the undersigned may be deemed an "affiliate" of the Company as the term "affiliate" is defined for purposes of paragraphs (c) and (d) of Rule 145 ("Rule 145") of the rules and regulations under the Securities Act of 1933, as amended (the "Act"). Execution of this Agreement by the undersigned should not be construed as an admission of "affiliate" status or as a waiver of any rights the undersigned may have to object to any claim that the undersigned is such an affiliate on or after the date of this Agreement.

        If in fact the undersigned were an affiliate of the Company under the Act, the undersigned's ability to sell, transfer or otherwise dispose of any Parent Common Stock received by the undersigned in exchange for any shares of Company Common Stock pursuant to the Merger may be restricted unless such transaction is registered under the Act or an exemption from such registration is available. The undersigned understands that such exemptions are limited and the undersigned has obtained advice of counsel as to the nature and conditions of such exemptions, including information with respect to the applicability to the sale of such securities of Rules 144 and 145(d) promulgated under the Act.

        A. The undersigned hereby represents to and covenants with Parent that the undersigned will not sell, transfer or otherwise dispose of any Parent Common Stock received by the undersigned in exchange for shares of Company Common Stock pursuant to the Merger except (i) pursuant to an effective registration statement under the Act, (ii) by a sale made in conformity with the provisions of Rule 145 (and otherwise in accordance with Rule 144 under the Act if the undersigned is an affiliate of Parent and if so required at the time) or
(iii) in a transaction which, in the opinion of independent counsel reasonably satisfactory to Parent or as described in a "no-action" or interpretive letter from the Staff of the Securities and Exchange Commission (the "Commission"), is not required to be registered under the Act.

        B. The undersigned understands that Parent is under no obligation to register the sale, transfer or other disposition of Parent Common Stock by the undersigned or on behalf of the undersigned under the Act or, except as provided in paragraph F.1 below, to take any other action necessary in order to make compliance with an exemption from such registration available.

        C. The undersigned also understands that stop transfer instructions will be given to Parent's transfer agents with respect to the Parent Common Stock issued to the undersigned and that there will be placed on the certificates for the Parent Common Stock issued to the undersigned, or any substitutions therefor, a legend stating in substance:

        "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE
        SECURITIES ACT OF 1933 APPLIES.

        D. The undersigned also understands that unless a sale or transfer is made in conformity with the provisions of Rule 145, or pursuant to a registration statement, Parent reserves the right to put the following legend on the certificates issued to the undersigned's transferee:

        "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933."

        E. In the event of a sale of Parent Common Stock pursuant to Rule 145, the undersigned will supply Parent with evidence of compliance with such Rule, in the form of customary seller's and broker's Rule 145 representation letters or as Parent may otherwise reasonably request. The undersigned understands that Parent may instruct its transfer agent to withhold the transfer of any Parent Common Stock disposed of by the undersigned in a manner inconsistent with this letter.

        F. I have made no sale, disposition or other transfer of, or otherwise reduced my investment risk with respect to, Parent Common Stock during the thirty (30) days preceding the date of this letter and agree to make no such sale, disposition or other transfer, or otherwise reduce my investment risk with respect to, Parent Common Stock until such time as financial results (including combined sales and net income) covering at least thirty (30) days of post-Merger operations have been published, except as permitted by Staff Accounting Bulletin No. 76 issued by the Commission.

        G. By Parent's acceptance of this Agreement, Parent hereby agrees with the undersigned as follows:

               1. For so long as to the extent necessary to permit the undersigned to sell the Parent Common Stock pursuant to Rule 145 and, to the extent applicable, Rule 144 under the Act, Parent shall (a) use its reasonable best efforts to (i) file, on a timely basis, all reports and data required to be filed with the Commission by it pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act") and (ii) furnish to the undersigned upon request a written statement as to whether Parent has complied with such reporting requirements during the 12 months preceding any proposed sale of Parent Common Stock by the undersigned under Rule 145 and Rule 144. Parent has filed all reports required to be filed with the Commission under Section 13 of the 1934 Act during the preceding 12 months.

               2. It is understood and agreed that the legends set forth in paragraph C and D above shall be removed by delivery of substitute certificates without such legend if such legend is not required for purposes of the Act or this Agreement. It is understood and agreed that such legends and the stop orders referred to above will be removed if
        (i) one year shall have elapsed from the date the undersigned acquired Parent Common Stock received in the Merger and the provisions of Rule 145(d)(2) are then available to the undersigned, (ii) two years shall have elapsed from the date the undersigned acquired the Parent Common Stock received in the Merger and the provisions of Rule 145(d)(3) are then applicable to the undersigned, or (iii) in the event of a sale of Parent Common Stock received by the undersigned in the Merger which has been registered under the Act or made in conformity with the provisions of Rule 145; and, in the case of (i) and (ii) above, Parent has received either an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to Parent, or a "no action" letter obtained from the staff of the Commission, to the effect that the restrictions imposed by Rule 145 under the Act no longer apply to the undersigned.

               3. As soon as reasonably practicable, but in no event later than fifteen (15) business days after the end of the first fiscal month of Parent ending at least thirty (30) days after the effective date of the Merger, Parent will publish combined results as referred to in paragraph F above.

               4. Parent will, and will cause its Transfer Agent to, promptly process all transfers of Parent Company Stock permitted by this letter and as to which all appropriate documentation has been submitted by the undersigned.

        The undersigned acknowledges that it has carefully reviewed this letter and understands the requirements hereof and the limitations imposed upon the distribution, sale, transfer or other disposition of Parent Common Stock received by the undersigned in the Merger.

                                            Very truly yours,


                                            ____________________________________
                                            [Name]


Accepted this ____ day of _____________ 199___, by:


CONSOLIDATED STORES CORPORATION



By:__________________________________


Name:________________________________

Title:_______________________________